AGREEMENT AND PLAN OF MERGER



                        BY AND AMONG



            METROMEDIA INTERNATIONAL GROUP, INC.,

                   ALLIANCE MERGER CORP.,

                             AND


                ALLIANCE ENTERTAINMENT CORP.






                DATED AS OF DECEMBER 20, 1995





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                      TABLE OF CONTENTS

                                                        PAGE

ARTICLE 1  THE MERGER.......................................1

     Section 1.1 The Merger.................................1
     Section 1.2 Closing....................................1
     Section 1.3 Effective Time.............................2
     Section 1.4 Certificate of Incorporation and
                    By-laws.................................2
     Section 1.5 Officers and Directors.....................2

ARTICLE 2  EFFECT OF THE MERGER ON THE CAPITAL STOCK,
           OPTIONS AND WARRANTS; EXCHANGE OF
           CERTIFICATES.....................................3

     Section 2.1 Effect on Capital Stock of Alliance, Options
     and Warrants...........................................3

      (a)  Conversion of Shares of Alliance Common Stock....3
      (b)  Effect on Alliance Options and Warrants..........3
      (c)  Treasury Shares..................................4
      (d)  Mergerco Common Stock............................4

     Section 2.2 Exchange of Certificates...................4

      (a)  Exchange Agent...................................4
      (b)  Exchange Procedures..............................4
      (c)  Distributions with Respect to Unexchanged Shares
           .................................................6
      (d)  Further Ownership Rights.........................6
      (e)  No Fractional Shares or Warrants.................6
      (f)  Termination of Exchange Fund.....................7
      (g)  Withholding Rights...............................8
      (h)  No Liability.....................................8

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF ALLIANCE.......8

     Section 3.1 Representations and Warranties of Alliance.8

      (a)  Organization, Standing and Corporate Power;
           Subsidiaries.....................................8
      (b)  Certificate of Incorporation and By-laws.........9
      (c)  Capitalization...................................10
      (d)  SEC Documents; Financial
           Statements.......................................11
      (e)  Authority........................................11

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      (f)  Compliance with Applicable
           Laws.............................................12
      (g)  Government Approvals; Required Consents..........12
      (h)  Non-Contravention................................13
      (i)  Litigation.......................................14
      (j)  Taxes and Related Tax Matters....................14
      (k)  Certain Agreements...............................15
      (l)  Employee Benefits................................16
      (m)  Contracts........................................17
      (n)  Environmental Matters............................18
      (o)  Absence of Certain Changes or Events.............18
      (p)  Information Supplied.............................19
      (q)  Real Estate......................................19
      (r)  Intellectual Property............................20
      (s)  Suppliers and Customers..........................21
      (t)  Investment Company Act...........................21
      (u)  Brokers or Finders...............................22
      (v)  Vote Required....................................22

     Section 3.2 Representations and Warranties of Metromedia
                    ........................................22

      (a)  Organization, Standing and Corporate Power;
           Subsidiaries.....................................22
      (b)  Certificate of Incorporation and By-laws.........23
      (c)  Capitalization...................................23
      (d)  SEC Documents; Financial Statements..............24
      (e)  Authority........................................25
      (f)  Compliance with Applicable
           Laws.............................................26
      (g)  Government Approvals; Required Consents..........26
      (h)  Non-Contravention................................27
      (i)  Litigation.......................................27
      (j)  Taxes and Related Tax Matters....................28
      (k)  Certain Agreements...............................29
      (l)  Employee Benefits................................29
      (m)  Contracts........................................30
      (n)  Environmental Matters............................31
      (o)  Absence of Certain Changes or Events.............31
      (p)  Information Supplied.............................32
      (q)  Real Estate......................................32
      (r)  Intellectual Property............................33
      (s)  Suppliers and Customers..........................34

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      (t)  Investment Company Act...........................35
      (u)  Brokers or Finders...............................35
      (v)  Metromedia Credit Support........................35

ARTICLE 4  COVENANTS........................................35

     Section 4.1 Mutual Covenants of Metromedia and Alliance.35

      (a)  Confidentiality..................................36
      (b)  Publicity........................................36
      (c)  Preparation of the Proxy
           Statement and the Registration Statement.........36
      (d)  Satisfaction of Conditions.......................37
      (e)  Other Actions....................................37
      (f)  Advice of Changes; SEC
           Documents........................................38
      (g)  Compliance with Laws.............................38

     Section 4.2 Covenants of Alliance......................39

      (a)  Access to Information............................39
      (b)  Ordinary Course..................................39
      (c)  Meetings; Fiduciary Duties.......................41
      (d)  No Solicitation..................................42
      (e)  Affiliates.......................................43

     Section 4.3 Covenants of Metromedia....................44

      (a)  Access to Information............................44
      (b)  Ordinary Course..................................44
      (c)  Listing..........................................46
      (d)  Meetings.........................................46
      (e)  Form S-3.........................................47
      (f)  Form S-8.........................................47
      (g)  Directors.  .....................................47
      (h)  Directors' & Officers' Indemnification and
           Insurance........................................48

ARTICLE 5  CONDITIONS PRECEDENT.............................49

     Section 5.1.Conditions to the Obligations of Metromedia
           and Alliance to Effect the Merger................49

      (a)  Stockholder Approval.............................49
      (b)  Registration Statement...........................49
      (c)  Blue Sky Laws....................................49

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      (d)  Listing..........................................49
      (e)  No Injunctions or Restraints.....................50
      (f)  HSR Act..........................................50
      (g)  Governmental and Regulatory
           Consents.........................................50
      (h)  Alliance Required Consents.......................50
      (i)  Metromedia Required Consents.....................50
      (j)  Metromedia Company Credit
           Support..........................................50
      (k)  Stock Purchase Agreement.........................50
      (l)  Board of Director Approval.......................51

     Section 5.2    Conditions to the Obligations of
           Metromedia.......................................51

      (a)  Accuracy of Representations and Warranties.......51
      (b)  Performance of Agreements........................51
      (c)  No Material Adverse Change.......................51
      (d)  Opinions of Counsel..............................51
      (e)  Fairness Opinions................................52
      (f)  Affiliate Letters................................52

     Section 5.3 Conditions to the Obligations of Alliance..52

      (a)  Accuracy of Representations and Warranties.......52
      (b)  Performance of Agreements........................52
      (c)  Fairness Opinions................................52
      (d)  No Material Adverse Change.......................53
      (e)  Legal Opinions...................................53
      (f)  Form S-3 and Form S-8............................53
      (g)  Closing Price....................................53


ARTICLE 6  TERMINATION AND AMENDMENT........................53

     Section 6.1 Termination................................53
     Section 6.2 Effect of Termination......................55

ARTICLE 7  GENERAL PROVISIONS...............................55

     Section 7.1 Certain Definitions........................55
     Section 7.2    Notices.................................57
     Section 7.3 Interpretation.............................58
     Section 7.4 Waivers and Amendments.....................58
     Section 7.5 Expenses and Other Payments................58
     Section 7.6 Assignment.................................59

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     Section 7.7 Entire Agreement; No Third Party
             Beneficiaries..................................60
     Section 7.8 Representations and Warranties.............60
     Section 7.9 Governing Law..............................60
     Section 7.10 Counterparts..............................60

EXHIBITS

Exhibit A --        Form of Warrant Agreement

Exhibit B --        Credit Support Letter

Exhibit C --        Registration Rights Agreement

Exhibit D --        Form of Stock Purchase Agreements

Exhibit E --        Form of Opinion of Cahill Gordon & Reindel

Exhibit F --        Form of Opinion of Paul, Weiss, Rifkind, Wharton &
                    Garrison


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                             Page 1




                AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of December 20, 1995, between METROMEDIA INTERNATIONAL GROUP, INC., a Delaware corporation ("Metromedia"), ALLIANCE MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of Metromedia ("Alliance Mergerco"), and ALLIANCE ENTERTAINMENT CORP., a Delaware corporation ("Alliance").

          WHEREAS, upon the terms and subject to the conditions of this Agreement, Alliance has agreed that at the Effective Time (as hereinafter defined) Alliance Mergerco will merge with and into Alliance (the
"Merger") and the stockholders of Alliance will receive shares of Metromedia and Warrants (as hereinafter defined) in the manner provided in Section 2; and

          WHEREAS, Metromedia and Alliance wish to make certain representations, warranties and agreements in connection with the Merger and also prescribe various conditions to the Merger.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                          ARTICLE 1

                         THE MERGER

          Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Alliance Mergerco shall be merged with and into Alliance at the Effective Time. Upon and after the Effective Time, the separate corporate existence of Alliance Mergerco shall cease and Alliance shall be the surviving corporation in the Merger (the "Surviving Corporation"). In accordance with the DGCL, all of the rights, privileges, powers, immunities, purposes and franchises of Alliance Mergerco and Alliance shall vest in the Surviving Corporation and all of the debts, liabilities, obligations and duties of Alliance Mergerco and Alliance shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

          Section 1.2  CLOSING.  The closing of the Merger (the
"Closing") will take place at the offices of Paul,

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Weiss, Rifkind, Wharton & Garrison at 10:00 a.m. on a Business Day (as
hereinafter defined) mutually agreed to by Metromedia and Alliance prior to the Termination Date (as hereinafter defined) following the satisfaction or waiver by the party entitled to the benefit of such condition of each of the conditions set forth in Article 5 or at such other place, time and date as Metromedia and Alliance may agree. The time and date upon which the Closing occurs is referred to herein as the "Closing Date."

          Section 1.3 EFFECTIVE TIME. On the Closing Date (or on such other date as Metromedia and Alliance may agree), Alliance Mergerco and Alliance shall cause a Certificate of Merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as is specified in the Certificate of Merger (the "Effective Time").

          Section 1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation of Alliance Mergerco shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law except that Section 1 of the Certificate of Incorporation of Alliance Mergerco shall be amended and restated in its entirety as follows: "1. The name of the Corporation is "ALLIANCE ENTERTAINMENT CORP. (The "Corporation")" or such section shall be amended to reflect the change to such other name as the parties may agree. The By-laws of Alliance Mergerco shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          Section 1.5  OFFICERS AND DIRECTORS.

               (a) The directors of Alliance Mergerco at the Effective Time shall be the directors of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

               (b) The officers set forth on Schedule 1.5 hereto shall be the officers of the Surviving Corporation and they shall hold office until their respective successors are duly elected or appointed and qualified or until the their earlier death, resignation or removal in accordance

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with the Certificate of Incorporation and By-laws of the
Surviving Corporation.

                          ARTICLE 2

   EFFECT OF THE MERGER ON THE CAPITAL STOCK, OPTIONS AND
             WARRANTS; EXCHANGE OF CERTIFICATES

          Section 2.1 EFFECT ON CAPITAL STOCK OF ALLIANCE, OPTIONS AND WARRANTS. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

               (a) CONVERSION OF SHARES OF ALLIANCE COMMON STOCK. Each issued and outstanding share of Common Stock, par value $.0001 per share of Alliance (the "Alliance Common Stock") shall be converted into the right to receive the Merger Consideration as defined herein. At the Effective Time, all such shares of Alliance Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Alliance Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest. The term "Merger Consideration" shall mean, for each share of Alliance Common Stock,
(i) .70 (the "Exchange Ratio") fully paid and nonassessable shares of Common Stock, par value $1.00 per share, of Metromedia (the "Metromedia Common Stock") and (ii) .285 Warrants to purchase Metromedia Common Stock (each, a "Warrant") issued pursuant to the Warrant Agreement substantially in the form of Exhibit A hereto (the "Warrant Agreement") to be entered into between Metromedia and a warrant agent selected by Metromedia.

               (b) EFFECT ON ALLIANCE OPTIONS AND WARRANTS. At the Effective Time, each holder of an issued and outstanding option or warrant exercisable for shares of Alliance Common Stock ("Alliance Options or Warrants") will receive, by virtue of the Merger and without any action on the part of the holder thereof, options or warrants exercisable for shares of Metromedia Common Stock with the same terms and conditions as the Alliance Options and Warrants immediately prior to the Effective Time except that (i) the exercise price and the number of shares issuable upon exercise shall be divided and multiplied, respectively, by the Exchange Ratio, and (ii) each Alliance Option or Warrant will also be entitled to receive upon the proper exercise of any such Alliance Option or Warrant, .285 Warrants for each share of Alliance Common Stock which would have been received upon exercise of an Alliance Option

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                             Page 4

or Warrant immediately prior to the Effective Time and (iii) each Alliance Option or Warrant shall vest and shall become immediately exercisable at the Effective Time.

               (c) TREASURY SHARES. Each share of Alliance Common Stock held in treasury by Alliance immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversion thereof.

               (d) MERGERCO COMMON STOCK. Each then issued outstanding share of Common Stock, par value $.01 per share ("Mergerco Common
Stock"), of Alliance Mergerco shall be converted into one fully paid and non-assessable share of Common Stock, par value $.0001 per share of the Surviving Corporation.

          Section 2.2  EXCHANGE OF CERTIFICATES.

               (a) EXCHANGE AGENT. Prior to the Effective Time, Metromedia shall appoint Chemical/Mellon Shareholder Services to act as exchange agent in the Merger (the "Exchange Agent") for purposes of effecting the exchange for the Merger Consideration. At the Effective Time, Metromedia shall deposit with the Exchange Agent, for the benefit of the holders of shares of Alliance Common Stock, for exchange in accordance with this Article 2, through the Exchange Agent, certificates representing (i) a number of shares of Metromedia Common Stock equal to the product (rounded down to the nearest whole number) of the Exchange Ratio multiplied by the number of shares of Alliance Common Stock outstanding immediately prior to the Effective Time and (ii) a number of Warrants equal to the product (rounded down to the nearest whole number) of .285 multiplied by the number of shares of Alliance Common Stock outstanding immediately prior to the Effective Time. For purposes of this Agreement, shares of Metromedia Common Stock, together with any dividends or distributions with respect thereto, and the Warrants, are hereinafter referred to as the "Exchange Fund" and such shares of Metromedia Common Stock, and the Warrants are hereinafter collectively referred to as the "Merger Securities." The Exchange Agent shall deliver the Merger Securities out of the Exchange Fund as directed by Metromedia.

               (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Metromedia shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Alliance Common Stock (collectively, the "Certificates") whose shares were converted into the right to receive the

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                             Page 5

Merger Consideration pursuant to Section 2.1(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Metromedia may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Securities comprising the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as reasonably may be required by the Exchange Agent, and acceptance thereof by the Exchange Agent, each holder of a Certificate shall be entitled to receive in exchange therefor certificates representing the Merger Securities comprising the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article 2, and the Certificate so surrendered shall forthwith be canceled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the books and records of Alliance or its transfer agent of Certificates and if such Certificates are presented to Alliance for transfer, they shall be canceled against delivery of certificates representing the Merger Securities comprising the Merger Consideration as herein provided. If any certificates for Merger Securities are to be issued in a name other than that in which the Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with the signature guaranteed, or otherwise in proper form for transfer and that the Person requesting such exchange shall pay to Alliance or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing such Merger Securities in the name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of Alliance or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender certificates representing the Merger Securities to which such holder is entitled and cash and other dividends, distributions or payments as contemplated by this Section 2.2. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder thereof, the certificates representing the shares of Metromedia Common Stock and Warrants issued in exchange


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                             Page 6


therefor, as well as, (x) at the time of such surrender (or as soon thereafter as the cash from the sale of the Alliance Excess Shares (as hereinafter defined) is obtained by the Exchange Agent), the amount of any cash payable in lieu of a fractional share of Metromedia Common Stock to which such holder is entitled pursuant to Section 2.2(e), (y) at the time of such surrender, the amount of dividends or other distributions or payments with a record date after the Effective Time theretofore paid with respect to such shares of Metromedia Common Stock, and (z) at the appropriate payment date, the amount of dividends or other distributions or payments with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Metromedia Common Stock. In no event shall Persons entitled to receive such dividends, distributions or payments be entitled to receive any interest thereon.

               (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions or payments declared or made after the Effective Time with respect to Metromedia Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, with respect to the shares of Metromedia Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record of such Certificate shall surrender such Certificate.

               (d) FURTHER OWNERSHIP RIGHTS. The Merger Securities comprising the Merger Consideration issued upon the surrender for exchange of Certificates in accordance with the terms of this Article 2, together with any dividends, distributions or payments contemplated by
Section 2.2(b) and any cash in lieu of fractional shares as contemplated by Section 2.2(e), shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Alliance Common Stock theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 2.

               (e)  NO FRACTIONAL SHARES OR WARRANTS.

                    (i) No certificates or scrip evidencing fractional shares of Metromedia Common Stock or Warrants shall be issued upon the surrender for exchange of the Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation.

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                             Page 7

                   (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Metromedia Common Stock and the number of full Warrants in the Exchange Fund over (y) the aggregate number of full shares of Metromedia Common Stock and the aggregate number of full Warrants, respectively, in each case to be distributed to holders of Alliance Common Stock pursuant to Section 2.2(a)(such excess being herein called the "Alliance Excess Securities"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Metromedia Common Stock and Warrants, shall sell the Alliance Excess Shares at then prevailing prices in the manner provided in paragraph (iii) of this Section.

                  (iii) The sale of the Alliance Excess Securities by the Exchange Agent shall be executed on the principal national securities exchange on which the shares of Metromedia Common Stock and Warrants are listed or, if such securities are not listed, on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the former stockholders of Alliance, the Exchange Agent will hold such proceeds in trust for the former stockholders of Alliance (the "Alliance Securities Trust"). Metromedia shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Alliance Excess Securities out of the Alliance Securities Trust. The Exchange Agent shall determine the portion of the Alliance Securities Trust to which each former stockholder of Alliance shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Alliance Securities Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former stockholder of Alliance is entitled and the denominator of which is the aggregate amount of fractional share interests to which all are entitled.

                   (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to former stockholders of Alliance in lieu of any fractional interests, the Exchange Agent shall make available such amounts to such former stockholders of Alliance.

               (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund and the Alliance Securities Trust, which remains undistributed to the former stockholders of Alliance for six months after the Effective Time shall be delivered to Metromedia, upon demand, and any

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                             Page 8

former stockholders of Alliance who have not theretofore complied with this Article 2 shall thereafter look only to Metromedia for payment of their claim for any Merger Consideration and any dividends or distributions or other payments with respect to the Alliance Common Stock. From and after the Effective Time, Metromedia shall instruct the Exchange Agent to issue (or shall itself issue) to any holder of an Alliance Option and Warrant, one Warrant for each share of Metromedia Common Stock issued to any such holder upon proper conversion or exercise of an Alliance Option or Warrant.

               (g) WITHHOLDING RIGHTS. Metromedia or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Alliance Common Stock such amounts as Metromedia or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Metromedia or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Alliance Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

               (h) NO LIABILITY. None of Metromedia, Alliance, Alliance Mergerco or the Exchange Agent shall be liable to any Person in respect of any Merger Securities comprising the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                          ARTICLE 3

         REPRESENTATIONS AND WARRANTIES OF ALLIANCE

          Section 3.1 REPRESENTATIONS AND WARRANTIES OF ALLIANCE. Alliance represents and warrants to Metromedia as follows:

               (a) ORGANIZATION, STANDING AND CORPORATE POWER; SUBSIDIARIES. Each of Alliance and its Subsidiaries (as hereinafter defined) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and

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                             Page 9

in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect (as hereinafter defined) with respect to Alliance. Except as set forth in Section 3.1(a) of the disclosure schedule delivered to Metromedia by Alliance on or prior to the Delivery Date (as hereinafter defined), (the "Alliance Disclosure Schedule") the Alliance SEC Documents (as hereinafter defined) set forth a true and complete list of all of Alliance's Significant Subsidiaries (as hereinafter defined), including (x) the jurisdiction of incorporation or organization of each such Subsidiary and (y) the percentage of each such Subsidiary's outstanding capital stock or other ownership interest owned by Alliance and/or another Subsidiary of Alliance, as the case may be, if less than 100%. All of the outstanding shares of capital stock or other ownership interests in each of the Significant Subsidiaries of Alliance are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 3.1(a) of the Alliance Disclosure
Schedule, are owned (of record and beneficially) by Alliance and/or by another Subsidiary of Alliance, as the case may be, free and clear of all pledges, claims, options, rights of first refusal, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and not subject to preemptive rights created by statute, such Subsidiary's respective Certificate of Incorporation or By-laws or equivalent organizational documents or any agreement to which such Subsidiary is a party or by which such Subsidiary is bound. Other than as set forth in Section 3.1(a) of the Alliance Disclosure Schedule, Alliance does not directly or indirectly own any material equity interest in any Person (other than a Subsidiary) in which Alliance invested $3,000,000 or more or invested in excess of $6,000,000 for all such immaterial investments.

               (b) CERTIFICATE OF INCORPORATION AND BY-LAWS. Complete and correct copies of the Certificate of Incorporation and By-laws or equivalent organizational documents, each as amended to date, of Alliance and each of its Significant Subsidiaries shall have been delivered to Metromedia on or prior to the date hereof. The Certificates of Incorporation, By-laws and equivalent organizational documents of Alliance and each of its Significant Subsidiaries are in full force and effect. Neither Alliance nor any of its Significant Subsidiaries is in violation of any material provision of its Certificate of Incorporation, By-laws or equivalent organizational documents.

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                             Page 10

               (c) CAPITALIZATION. As of December 8, 1995, the authorized capital stock of Alliance consists of: (i) 100,000,000 shares of Alliance Common Stock of which, (A) 35,573,748 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, (B) no shares are held in the treasury of Alliance, (C) 9,385,985 shares are reserved for future issuance for the exercise of stock options with a term, exercise price, vesting schedule and other material terms set forth separately for each of Alliance's stock option plans in Section 3.1(c) of the Alliance Disclosure Schedule and (D) 1,940,773 shares are reserved for future issuance for the exercise of warrants with a term and exercise price set forth in Section 3.1(c) of the Alliance Disclosure Schedule and
(ii) 10,000,000 shares of Alliance Preferred Stock none of which are issued and outstanding. Except as described in this Section 3.1(c) or in
Section 3.1(c) of the Alliance Disclosure Schedule, no shares of the capital stock or other equity securities of Alliance are authorized, issued or outstanding, or reserved for any other purpose, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character (including, without limitation, obligations to issue shares as the deferred purchase price for acquisitions of stock or assets of third parties) to which Alliance or any of its Subsidiaries is a party relating to the issued or unissued capital stock or other equity securities or ownership interests of Alliance or any of its Subsidiaries or obligating Alliance or any of its Subsidiaries to grant, issue or sell any shares of capital stock or other equity securities or ownership interests of Alliance or any of its Subsidiaries, by sale, lease, license or otherwise. Alliance has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote with the stockholders of Alliance on any matter. Other than as contemplated by this Agreement or as set forth in Section 3.1(c) of the Alliance Disclosure Schedule, there are no outstanding contractual obligations, commitments, understandings or arrangements of Alliance or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock or other equity securities or ownership interests of Alliance or any of its Subsidiaries. Since November 30, 1995, Alliance has not (i) issued any shares of its capital stock (except pursuant to the exercise of then outstanding options or warrants in accordance with their terms) or options, warrants or other securities convertible into shares of its capital stock, or (ii) repurchased any shares of its capital stock.

               (d) SEC DOCUMENTS; FINANCIAL STATEMENTS. Alliance has made available to Metromedia a true and complete copy of each form, report, schedule, registration statement and definitive proxy statement filed by Alliance with the SEC since September 30, 1993 (as such documents have since the time of their filing been amended or supplemented, the "Alliance SEC Documents"), which are all the documents (other than preliminary material) that Alliance was required to file with the SEC since such date. As of their respective dates, the Alliance SEC Documents (other than preliminary material) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the SEC thereunder applicable to such Alliance SEC Documents, and none of the Alliance SEC Documents, as such documents have been amended to date (including all financial statements included therein and exhibits and schedules thereto and documents incorporated by reference therein), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Alliance included in the Alliance SEC Documents (as such documents may have been amended to date) comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by Exchange Act Form 10-Q) and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments that, individually and in the aggregate, were not material) the consolidated financial position of Alliance and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. None of the information supplied in writing by Alliance to Metromedia for inclusion in the Proxy Statement or the Registration Statement will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (e) AUTHORITY. Alliance has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the approval of this Agreement by the

Board of Directors and stockholders of Alliance. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Alliance and no other corporate proceedings on the part of Alliance are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the approval of this Agreement by the Board of Directors and stockholders of Alliance. This Agreement has been duly and validly executed and delivered by Alliance and constitutes a valid and binding obligation of Alliance enforceable against Alliance in accordance with its terms, subject, in the case of the Merger, to the approval of this Agreement by the Board of Directors and stockholders of Alliance.

               (f) COMPLIANCE WITH APPLICABLE LAWS. Alliance and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (as hereinafter defined) that are necessary to the operation of the businesses of Alliance and its Subsidiaries taken as a whole (the "Alliance Permits") except as would not have a Material Adverse Effect with respect to Alliance. Alliance and its Subsidiaries are in compliance with the terms of the Alliance Permits, except where any such failure so to comply would not have a Material Adverse Effect with respect to Alliance. Except as would not have a Material Adverse Effect with respect to Alliance, the businesses of Alliance and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity. No investigation or review by any Governmental Entity with respect to Alliance or any of its Subsidiaries is pending or, to the knowledge of Alliance, threatened, nor, to the knowledge of Alliance, has any Governmental Entity indicated an intention to conduct the same that would, in any such case, have a Material Adverse Effect with respect to Alliance.

               (g)  GOVERNMENT APPROVALS; REQUIRED CONSENTS.

                    (i) No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity on the part of Alliance is required in connection with the execution or delivery by Alliance of this Agreement, the consummation by Alliance of the transactions contemplated hereby or compliance by Alliance with the provisions hereof, other than (A) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (B) filings with the SEC and any applicable national securities exchange, (C) filings under state securities or "Blue Sky" laws,
(D) filings under the Hart-Scott-Rodino

Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and (E) as otherwise set forth in
Section 3.1(g)(i) of the Alliance Disclosure Schedule or as would not cause a Material Adverse Effect (any such consents, approvals, authorizations, declarations, filings or notices specified in clauses (A) through (E) being referred to as "Alliance Governmental Approvals").

                   (ii) No consent, approval or action of, or filing with, or notice to, any Person (other than a Governmental Entity) shall be required in connection with the execution or delivery by Alliance of this Agreement, consummation by Alliance of the transactions contemplated hereby or compliance by Alliance with the provisions hereof, other than as set forth in Section 3.1(g)(ii) of the Alliance Disclosure Schedule (the "Alliance Required Consents") and other than consents, approvals, actions, filings or notices which would not have a Material Adverse Effect with respect to Alliance.

               (h) NON-CONTRAVENTION. The execution and delivery of this Agreement by Alliance do not, and the consummation of the transactions contemplated hereby and compliance by Alliance with the provisions hereof will not, (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-laws or equivalent organizational documents, in each case as amended and/or restated, of Alliance or any of its Subsidiaries; (ii) except as set forth in Section 3.1(h)(ii) of the Alliance Disclosure Schedule, if the Alliance Required Consents are obtained, result in any violation or breach of, or result in a modification of the effect of, or constitute (with or without notice or lapse of time or both) a default under or give rise to any right of termination, cancellation or acceleration under, any contract, agreement, indenture, note, bond, loan, mortgage, lease, instrument, license, permit, concession, franchise, commitment or other binding arrangement (collectively, "Contracts") to which Alliance or any of its Subsidiaries is a party or by or to which any of them or any of their properties may be bound or subject, or result in the creation of any Lien upon the properties of Alliance or any of its Subsidiaries in each case pursuant to the terms of any such Contract; (iii) if the Alliance Governmental Approvals are obtained, result in any violation of any law, statute, regulation, order, writ, judgment or decree of any Governmental Entity applicable to Alliance; or (iv) if the Alliance Governmental Approvals and the Alliance Required Consents are obtained, result in the violation, revocation or suspension of any Alliance Permit, other than with respect to clauses (ii) through (iv) above, any such violations, breaches, modifications, defaults, terminations, cancellations, accelerations, Liens, revocations or suspensions that, individually and in the aggregate, would not have a Material Adverse Effect with respect to Alliance.

               (i) LITIGATION. As of the date of this Agreement and as of the Closing Date, except as set forth as described in the Alliance SEC Documents, there is no suit, action or proceeding pending, or, to the knowledge of Alliance, threatened against Alliance or any Subsidiary of Alliance that, individually or in the aggregate with any other such suits, actions or proceedings, would have a Material Adverse Effect with respect to Alliance, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Alliance or any Subsidiary of Alliance that, individually or in the aggregate, would have a Material Adverse Effect with respect to Alliance.

               (j)  TAXES AND RELATED TAX MATTERS.

                    (i) Other than Taxes and Tax Sharing Agreement Amounts (as each term is hereinafter defined) that individually and in the aggregate are not material all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, (hereinafter "Taxes" or, individually, a "Tax") required to be paid on or before the date hereof by or with respect to Alliance and its Subsidiaries (or any of them), including amounts, other than amounts being contested in good faith, required to be paid on or before the date hereof with respect to Taxes as a result of any tax sharing agreement or similar arrangement ("Tax Sharing Agreement Amounts") of Alliance and its Subsidiaries (or any of them), have been timely paid, except with respect to Taxes and Tax Sharing Agreement Amounts for which the failure to pay would not have a Material Adverse Effect with respect to Alliance.

                   (ii) All material returns and reports required to be filed by or with respect to Alliance and its Subsidiaries (or any of them) with respect to Taxes (hereinafter "Tax Returns" or, individually, a "Tax Return") on or before the date hereof have been timely filed. No penalties or other charges in a material amount are or will become due with respect to the late filing of any Tax Return of

Alliance or any of its Subsidiaries or payment of any Tax of Alliance or any of its Subsidiaries, required to be filed or paid on or before the date hereof.

                  (iii) With respect to all Tax Returns filed by or with respect to Alliance and any of its Subsidiaries, (A) Section 3.1(j) of the Alliance Disclosure Schedule sets forth the periods for which the statute of limitations for the assessment of federal Taxes have expired;
(B) except as set forth in Section 3.1(j) of the Alliance Disclosure Schedule, no audit is in progress and no extension of time has been executed with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement has been executed for the extension of time for the assessment or payment of any Tax; and (C) except as set forth in Section 3.1(j), there is no material unassessed deficiency proposed or threatened against Alliance or any of its Subsidiaries.

                   (iv) Except as set forth in Section 3.1(j) of the Alliance Disclosure Schedule, neither Alliance nor any of its Subsidiaries has been or is a party to any tax sharing agreement or similar arrangement.

                    (v)  Section 3.1(j) of the Alliance Disclosure
Schedule identifies (i) the common parent of each group of affiliated corporations that filed a consolidated federal income tax return, and the period to which such returns related, that included Alliance or any of its Significant Subsidiaries since 1989, and (ii) all material Tax liabilities, of which Alliance has knowledge, that have been asserted by the Internal Revenue Service (the "IRS") with respect to any such return and all claims with respect to Taxes in a material amount that have been asserted against Alliance under any tax sharing agreement to which it is a party.

               (k)  CERTAIN AGREEMENTS.  Except as set forth in
Section 3.1(k) and/or Section 3.1(l) of the Alliance Disclosure Schedule, and except for this Agreement, as of the date of this Agreement, neither Alliance nor any of its Subsidiaries is a party to any oral or written
(i) agreement with any executive officer or other key employee of Alliance or any Subsidiary of Alliance the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Alliance of the nature contemplated by this Agreement, or agreement with respect to any executive officer of Alliance providing any term of employment or compensation guarantee extending for a period longer than three years after the Closing Date and for the payment of in excess of $200,000 per annum or (ii) plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

              (l)   EMPLOYEE BENEFITS.

                    (i) Except as set forth in Section 3.1(l) of the Alliance Disclosure Schedule, there are no United States or foreign employee benefit plans or arrangements (collectively, the "Alliance Benefit Plans") of any type (including, without limitation, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), under which Alliance or any corporation, person or trade or business which is a member of a group which is under common control with Alliance within the meaning of Sections 414(b)-(o) of the Code and, if applicable, Sections 4001(a)(14) and (b) of ERISA (an "ERISA Affiliate") has incurred any unsatisfied material liability or could reasonably be expected in the future to incur any direct or indirect, actual or contingent material liability (including, without limitation, any liability that might arise indirectly under Section 414 of the Code or Section 4069 of ERISA).

                   (ii) With respect to each Alliance Benefit Plan, Alliance will deliver or make available on or prior to the date hereof to Metromedia complete and accurate copies (where applicable) of: (A) all plan texts and agreements; (B) all material employee communications regarding an Alliance Benefit Plan not embodied in plan texts and agreements that could materially affect the liabilities of Alliance or its Subsidiaries with respect to such plan; (C) the most recent annual report; (D) the most recent annual and periodic accounting of plan assets; (E) the most recent determination letter received from the IRS; and (F) the most recent actuarial valuation.

                  (iii) No event has occurred or might reasonably be expected to occur as a result of which any Alliance Benefit Plan or Alliance or any of its ERISA Affiliates could, directly or indirectly (whether through a commonly controlled entity under Code Section 414 or otherwise), incur material liability for failure to comply with the applicable requirements of Title IV of ERISA, section 302 of ERISA, sections 412, 420, 4971 or 4975 of the Code, the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and corresponding or similar provisions of foreign laws or regulations, other than routine claims for benefits in accordance with the terms of such plan except as would not have a Material Adverse Effect with respect to Alliance.

                   (iv) Each Alliance Benefit Plan has been operated in all respects in accordance with its terms and with the requirements of applicable law and regulations except to the extent any such operation would not have a Material Adverse Effect with respect to Alliance.

                    (v) With respect to each Alliance Benefit Plan that is a defined benefit pension plan, since the most recent financial statements of Alliance there has been no material increase in such plan's liabilities other than the accrual of benefits in the ordinary course and in accordance with the terms of such plan.

                   (vi) Except as set forth in Sec-tion 3.1(l) of the Alliance Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, with respect to employees or former employees of Alliance or any of its ERISA Affiliates: (A) entitle any individual to severance pay; (B) accelerate the time of payment or vesting of, increase the amount of, or satisfy a condition to the compensation due to any individual; and (C) result in the payment of an amount that would, individually or in combination with any other such payment, constitute an "excess parachute payment" under Code section 280G(b)(1).

               (m) CONTRACTS. There is no contract, agreement or understanding required to be described in or filed as an exhibit to any Alliance SEC Document that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. All such contracts, agreements and understanding are valid and binding and are in full force and effect and enforceable in accordance with their respective terms other than contracts, agreements or understandings which are by their terms no longer in force or effect. Except for the Alliance Required Consents and except to the extent any of the following would not have a Material Adverse Effect with respect to Alliance, (i) no approval or consent of, or notice to, any Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement, and (ii) Alliance is not in violation of breach of or default under any such contract, agreement or understanding nor to Alliance's knowledge is any other party to any such contract, agreement or understanding.

              (n) ENVIRONMENTAL MATTERS. Except as set forth in Section 3.1(n) of the Alliance Disclosure Schedule, (A) Alliance and each of its Subsidiaries has obtained and is in material compliance with the terms and conditions of all permits, licenses and other authorizations required under applicable federal, state, local and foreign laws, regulations and codes as currently in effect relating to pollution and protection of the environment ("Environmental Laws"); (B) no asbestos in a friable condition or equipment containing polychlorinated biphenyls or leaking underground or above-ground storage tanks is contained in or located at any facility owned, leased or controlled by Alliance or any of its Subsidiaries; (C) Alliance and each of its Subsidiaries is in material compliance with all applicable Environmental Laws, and has fully disclosed all known material past and present non-compliance with Environmental Laws, and all known past discharges, emissions, leaking or releases known to Alliance of any substance or waste regulated under or defined by Environmental Laws that could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; and (D) neither Alliance nor any of its Subsidiaries has received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that have resulted in or threaten to result in any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; provided, however, that clauses (A) through (D) address only those matters that would have a Material Adverse Effect with respect to Alliance.

               (o) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Alliance SEC Documents, or except as contemplated by this Agreement, since September 30, 1995, Alliance and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and, as of the date of this Agreement, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Alliance's capital stock; (ii) any return of any capital or other distribution of assets to stockholders of Alliance; (iii) any material investment by Alliance or any of its Subsidiaries either by the purchase of any property or assets or by any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof other than the ownership of an equity interest in any Person in an amount less than $3,000,000, where the value of such ownership interests do not in the aggregate exceed $6,000,000; (iv) any sale, disposition or other transfer of assets or properties of

Alliance or its Subsidiaries (other than the sale of inventory in the ordinary course of business) in excess of $500,000 individually or $2,000,000 in the aggregate; (v) any incurrence or guarantee of any Debt other than in the ordinary course of business consistent with past practices and any Debt in excess of $10,000,000 in the aggregate; or (vi) any change, occurrence or circumstance of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had or would have a Material Adverse Effect with respect to Alliance.

               (p) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Alliance for inclusion or incorporation by reference in (i) the registration statements on Form S-4 to be filed with the SEC by Metromedia in connection with the issuance of the Merger Securities (collectively, the "Registration Statement") and (ii) the joint proxy statement to be filed with the SEC by Metromedia and Alliance in connection with the Stockholders' Meeting (the "Proxy Statement") will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act or at the time the Proxy Statement is mailed to the Alliance stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (q)  REAL ESTATE.

                    (i) All material real property owned by Alliance or any of its Subsidiaries is described in the Alliance SEC Documents. Alliance or one of its Subsidiaries is the owner of fee title to such real property described in the Alliance SEC Documents and to all of the buildings, structures and other improvements located thereon free and clear of any mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation except for any of the foregoing which would not have a Material Adverse Effect with respect to Alliance.

                   (ii) All material leases, subleases, licenses or other agreements under which Alliance or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property or improvements thereon (the "Alliance Real Property Leases") are described in the Alliance SEC Documents. Except as disclosed in the Alliance SEC Documents, all Alliance Real

Property Leases are valid and binding on the lessors thereunder in accordance with their respective terms and to Alliance's knowledge, there is not under any such Alliance Real Property Leases any existing default, or any condition, event or act which with notice or lapse of time or both would constitute such a default, which in either case, considered individually or in the aggregate with all such other Alliance Real Property Leases under which there is such a default, condition, event or act, has or will have a Material Adverse Effect with respect to Alliance.

               (r)  INTELLECTUAL PROPERTY.

                    (i) Alliance or one of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of Alliance and its Subsidiaries as currently conducted, except as could not reasonably be expected to have a Material Adverse Effect with respect to Alliance.

                   (ii) Except as would not reasonably be expected to have a Material Adverse Effect with respect to Alliance: Alliance is not, nor will it be as a result of the consummation of the Merger and the transactions contemplated by this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which Alliance is a party and pursuant to which Alliance is authorized to use any third-party patents, trademarks, service marks and copyrights ("Third-Party Intellectual Property
Rights"). Except as would not reasonably be expected to have a Material Adverse Effect with respect to Alliance, no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by Alliance or any of its Subsidiaries (the "Alliance Intellectual Property Rights"), any trade secret material to Alliance, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property
Rights by or through Alliance or any of its Subsidiaries, are currently pending or, to the knowledge of Alliance, are threatened by any Person.
Except as would not reasonably be expected to have a Material Adverse
Effect with respect to Alliance, Alliance does not know of any valid grounds for any bona fide claims (A) against the use by Alliance or any of it Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Alliance or any of its Subsidiaries as currently conducted or as proposed to be conducted;
(B) challenging the ownership, validity or effectiveness of any of Alliance Intellectual Property Rights or other trade secret material to Alliance; or (C) challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by Alliance or any of its Subsidiaries.

                  (iii) To Alliance's knowledge and except as would not reasonably be expected to have a Material Adverse Effect with respect to Alliance, (A) all patents, registered trademarks, service marks and copyrights held by Alliance are valid and subsisting and (B) there is no unauthorized use, infringement or misappropriation of any of the Alliance Intellectual Property by any third party, including any employee or former employee of Alliance or any of its Subsidiaries.

                   (iv) LICENSES FROM FOREIGN GOVERNMENTS. Except as would not reasonably be expected to have a Material Adverse Effect with respect to Alliance, Alliance has obtained (and such licenses remain in force and effect) from foreign governments all licenses or other authorizations required to conduct its businesses as currently operated and as described in the Registration Statement.

               (s) SUPPLIERS AND CUSTOMERS. The relationships of Alliance and its Subsidiaries with its six largest suppliers and six largest customers (determined by dollar volume paid for the twelve months ended on September 30, 1995) are good commercial working relationships and Alliance does not reasonably believe that any such Person (i) intends to cancel, modify materially or otherwise terminate the relationship of such Person with Alliance or any of its Subsidiaries or (ii) intends to decrease or limit materially, its services or supplies to Alliance or any of its Subsidiaries or its usage or purchase of the products of Alliance or any of its Subsidiaries except with respect to clauses (i) and (ii) above, as would not have a Material Adverse Effect with respect to Alliance.

               (t) INVESTMENT COMPANY ACT. Alliance and each of its Subsidiaries either (i) is not an "investment company," or to Alliance's knowledge a company "controlled" by, or to Alliance's knowledge an "affiliated company" with respect to, an "investment company," required to register under the Investment Company Act of 1940, as amended (the "Investment Company Act") or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither Alliance nor any of its Subsidiaries is required to be registered under the Investment Company Act.

               (u)  BROKERS OR FINDERS.  Except as set forth on
Section 3.2(u) of the Alliance Disclosure Schedule, no agent, broker, investment banker, financial advisor or other Person retained by or on behalf of Alliance is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

               (v) VOTE REQUIRED. The affirmative vote of a majority of the votes that the holders of the outstanding shares of Alliance Common Stock are entitled to cast with respect to the adoption and approval of this Agreement is the only vote of the holders of any class or series of the capital stock of Alliance necessary to approve the Merger and the other transactions contemplated hereby. Section 3.1(v) of the Alliance Disclosure Schedule sets forth a list and contains a description of the material terms of all agreements to which Alliance or any of its executive officers is a party which provides for "tag-along" rights or rights of first refusal.

          Section 3.2 REPRESENTATIONS AND WARRANTIES OF METROMEDIA. Metromedia represents and warrants to Alliance as follows:

               (a) ORGANIZATION, STANDING AND CORPORATE POWER; SUBSIDIARIES. Each of Metromedia and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect with respect to Metromedia. Except as set forth in Section 3.2(a) of the disclosure schedule delivered to Alliance by Metromedia on or prior to the Delivery Date (the "Metromedia Disclosure Schedule"), the Metromedia SEC Documents (as hereinafter defined) set forth a true and complete list of the Significant Subsidiaries of Metromedia, including (x) the jurisdiction of incorporation or organization of each such Subsidiary and (y) the percentage of each such Subsidiary's outstanding capital stock or other ownership interest owned by Metromedia, or a Subsidiary of Metromedia, as the case may be, if less than 100%. All of the outstanding shares of capital stock or other ownership interests of each of the Significant Subsidiaries of Metromedia are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 3.2(a) of the Metromedia Disclosure Schedule, are owned (of record and beneficially) by Metromedia, and/or by a Subsidiary of Metromedia, free and clear of all Liens and not subject to preemptive rights created by statute, such Subsidiary's respective Certificate of Incorporation or By-laws or equivalent organizational documents or any agreement to which such Subsidiary is a party or by which such Subsidiary is bound. Other than as set forth in Section 3.2(a) of the Metromedia Disclosure Schedule, Metromedia does not directly or indirectly own any material equity interest in any Person (other than a Subsidiary) in which Metromedia invested $3,000,000 or more or in which Metromedia invested more than $6,000,000 for all such immaterial investments.

               (b) CERTIFICATE OF INCORPORATION AND BY-LAWS. Complete and correct copies of the Certificate of Incorporation and By-laws or equivalent organizational documents, each as amended to date, of Metromedia and each Significant Subsidiary of Metromedia shall have been delivered to Alliance no later than the date hereof. The Certificates of Incorporation, By-laws and equivalent organizational documents of Metromedia and each Significant Subsidiary of Metromedia are in full force and effect. Neither Metromedia nor any Significant Subsidiary of Metromedia is in violation of any provision of its Certificate of Incorporation, By-laws or equivalent organizational documents.

               (c) CAPITALIZATION. As of November 30, 1995, (i) the authorized capital stock of Metromedia consists of (A) 100,000,000 shares of Metromedia Common Stock, 42,549,886 of which shares are issued and outstanding, and are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, 1,914,187 shares of Metromedia Common Stock are reserved for exercise of stock options with a term, exercise price, vesting schedule and other material terms set forth for each of Metromedia's stock option plans in Section 3.2(c) of the Metromedia Disclosure Schedule and 1,801,802 shares are reserved for issuance upon the conversion of convertible debt and (B) 70,000,000 shares of Metromedia Preferred Stock, none of which are issued and outstanding and (ii) the authorized capital stock of Alliance Mergerco consists of (A) 1,000 shares of Mergerco Common Stock, 1,000 shares of which are issued and outstanding and are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

          Except as described in this Section 3.2(c) or in Section 3.2(c) of the Metromedia Disclosure Schedule, no shares of the capital stock or other equity securities of Metromedia are authorized, issued or outstanding, or reserved for any other purpose, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Metromedia or any of its respective Subsidiaries is a party relating to the issued or unissued capital stock or other equity securities or ownership interests of Metromedia or any of its Subsidiaries or obligating Metromedia or any of its Subsidiaries to grant, issue or sell any shares of capital stock or other equity securities or ownership interests of Metromedia or any of its Subsidiaries, by sale, lease, license or otherwise. Except as described in Section 3.2(c) of the Metromedia Disclosure Schedule, neither Metromedia nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote with the stockholders of any such Person on any matter. Other than as contemplated by this Agreement or as set forth in
Section 3.2(c) of the Metromedia Disclosure Schedule, there are no outstanding contractual obligations, commitments, understandings or arrangements of Metromedia or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Metromedia or any of its Subsidiaries. Except as set forth in Section 3.2(c) of the Metromedia Disclosure Schedule, since November 30, 1995 Metromedia has not (i) issued any shares of its capital stock (except pursuant to the exercise of then outstanding options or warrants in accordance with their terms) or options, warrants or other securities convertible into shares of its capital stock, or
(ii) repurchased any shares of its capital stock.

               (d) SEC DOCUMENTS; FINANCIAL STATEMENTS. Metromedia has made available to Alliance a true and complete copy of each form, report, schedule and registration statement filed with the SEC by Metromedia since September 30, 1993 and by Orion Pictures Corporation since September 30, 1993 (as such documents have since the time of their filing been amended or supplemented, the "Metromedia SEC Documents"), which are all the documents (other than preliminary material) that Metromedia or its respective Subsidiaries was required to file with the SEC since such date. As of their respective dates, the Metromedia SEC Documents (other than preliminary material) complied in all material respects with the requirements of the Securities Act or the Exchange Act as applicable, and the rules and regulations of the SEC thereunder applicable to such Metromedia SEC Documents, and none of the Metromedia SEC Documents, as such documents have been amended to date (including all financial statements included therein and exhibits and schedules thereto and documents incorporated by reference therein), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Metromedia and each Subsidiary of Metromedia included in the Metromedia SEC Documents (as such documents may have been amended to date) comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by Exchange Act Form 10-Q) and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments that, individually and in the aggregate, were not material) the consolidated financial position of Metromedia and/or the applicable Subsidiaries of Metromedia and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

               (e) AUTHORITY. Metromedia and Alliance Mergerco have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the approval of this Agreement by the Board of Directors and stockholders of Metromedia. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Metromedia and Alliance Mergerco and no other corporate proceedings on the part of Metromedia and Alliance Mergerco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the approval of this Agreement by the Board of Directors and stockholders of Metromedia. This Agreement has been duly and validly executed and delivered by Metromedia and Alliance Mergerco and constitutes a valid and binding obligation of Metromedia and Alliance Mergerco enforceable against Metromedia and Alliance Mergerco in accordance with its terms, subject, in the case of the Merger, to the approval of this Agreement by the Board of Directors and stockholders of Metromedia.

               (f) COMPLIANCE WITH APPLICABLE LAWS. Metromedia and its Subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities that are necessary to the operation of the businesses of Metromedia and its Subsidiaries taken as a whole (the "Metromedia Permits"), except as would not have a Material Adverse Effect with respect to Metromedia. Metromedia and its Subsidiaries are in compliance with the terms of the Metromedia Permits applicable to it, except where any such failure so to comply would not have a Material Adverse Effect with respect to Metromedia. Except as would not have a Material Adverse Effect with respect to Metromedia, the business of Metromedia and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity.
No investigation or review by any Governmental Entity with respect to Metromedia or any of its subsidiaries is pending or, to the knowledge of Metromedia, threatened, nor, to the knowledge of Metromedia, has any Governmental Entity indicated an intention to conduct the same that would, in any such case, have a Material Adverse Effect with respect to Metromedia.

               (g)  GOVERNMENT APPROVALS; REQUIRED CONSENTS.

                    (i) No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity on the part of Metromedia and its Subsidiaries is required in connection with the execution or delivery by Metromedia of this Agreement, and the consummation by Metromedia and its Subsidiaries of the transactions contemplated hereby or compliance by Metromedia and its Subsidiaries with the provisions hereof, other than (A) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (B) filings with the SEC and any applicable National Security exchange, (C) filings under State securities or "Blue Sky" laws,
(D) filings under the HSR Act and (E) as otherwise set forth in
Section 3.2(g)(i) of the Metromedia Disclosure Schedule or as would not cause a Material Adverse Effect (any such consents, approvals, authorizations, declarations, filings or notices specified in clauses (A) through (E) being referred to as "Metromedia Governmental Approvals").

                   (ii) No consent, approval or action of, or filing with, or notice to, any Person (other than a Governmental Entity) shall be required in connection with the execution or delivery by Metromedia of this Agreement, the consummation by Metromedia and its Subsidiaries of the transactions contemplated hereby or compliance by Metromedia and its Subsidiaries with the provisions hereof, other than as set forth in
Section 3.2(g)(ii) of the Metromedia Disclosure Schedule (the "Metromedia Required Consents") and other than the consents, approvals, actions, filings or notices which would not have a Material Adverse Effect with respect to Metromedia.

               (h) NON-CONTRAVENTION. The execution and delivery of this Agreement by Metromedia and Alliance Mergerco does not, and the consummation of the transactions contemplated hereby and compliance by Metromedia and Alliance Mergerco with the provisions hereof will not,
(i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-laws or equivalent organizational documents, in each case as amended and/or restated, of Metromedia and its Subsidiaries (ii) except as set forth in Section 3.2(h)(ii) of the Metromedia Disclosure Schedule, if the Metromedia Required Consents are obtained, result in any violation or breach of, or result in a modification of the effect of, or constitute (with or without notice or lapse of time or both) a default under or give rise to any right of termination, cancellation or acceleration under, any contracts to which Metromedia and its Subsidiaries are a party or by or to which any of them or any of their properties may be bound or subject, or result in the creation of any Lien upon the properties of Metromedia and its Subsidiaries in each case pursuant to the terms of any such Contract;
(iii) if the Metromedia Governmental Approvals are obtained, result in any violation of any law, statute, regulation, order, writ, judgment or decree of any Governmental Entity applicable to Metromedia and its Subsidiaries or (iv) if the Metromedia Governmental Approvals and the Metromedia Required Consents are obtained, result in the violation, revocation or suspension of any Metromedia Permit, other than with respect to clauses (ii) through (iv) above, any such violations, breaches, modifications, defaults, terminations, cancellations, accelerations, Liens, revocations or suspensions that, individually and in the aggregate, would not have a Material Adverse Effect with respect to Metromedia.

               (i) LITIGATION. As of the date of this Agreement and as of the Closing Date, except as disclosed in the Metromedia SEC Documents, there is no suit, action or proceeding pending, or, to the knowledge of Metromedia, threatened against Metromedia and its Subsidiaries that, individually or in the aggregate with any other such suits, actions or proceedings, would have a Material Adverse Effect with respect to Metromedia, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Metromedia and its Subsidiaries, that, individually or in the aggregate, would have a Material Adverse Effect with respect to Metromedia.

               (j)  TAXES AND RELATED TAX MATTERS.

                    (i) Other than Taxes and Tax Sharing Agreement Amounts that individually and in the aggregate are not material all Taxes required to be paid on or before the date hereof by or with respect to Metromedia and its Subsidiaries (or any of them), including amounts, other than amounts being contested in good faith, required to be paid on or before the date hereof with respect to Taxes as a result of any Tax Sharing Agreement of Metromedia and its Subsidiaries (or any of them), have been timely paid, except with respect to Taxes and Tax Sharing Agreement Amounts for which the failure to pay would not have a Material Adverse Effect with respect to Metromedia.

                   (ii) All material Tax Returns required to be filed by or with respect to Metromedia and its Subsidiaries (or any of them) with respect to Taxes on or before the date hereof have been timely filed. No penalties or other charges in a material amount are or will become due with respect to the late filing of any Tax Return of Metromedia or any of its Subsidiaries or payment of any Tax of Metromedia or any of its Subsidiaries, required to be filed or paid on or before the date hereof.

                  (iii) With respect to all Tax Returns filed by or with respect to Metromedia and any of its Subsidiaries, (A) Section 3.2(j) of the Metromedia Disclosure Schedule sets forth the periods for which the statute of limitations for the assessment of federal Taxes have expired;
(B) except as set forth in Section 3.2(j) of the Metromedia Disclosure Schedule, no audit is in progress and no extension of time has been executed with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement has been executed for the extension of time for the assessment or payment of any Tax; and (C) except as set forth in Section 3.2(j), there is no material unassessed deficiency proposed or threatened against Metromedia or any of its Subsidiaries.

                   (iv) Except as set forth in Section 3.2(j) of the Metromedia Disclosure Schedule, neither Metromedia nor any of its Subsidiaries has been or is a party to any tax sharing agreement or similar arrangement.

                    (v)  Section 3.2(j) of the Metromedia Disclosure
Schedule identifies (i) the common parent of each group of affiliated corporations that filed a consolidated federal income tax return, and the period to which such returns related, that included Metromedia or any of its Significant Subsidiaries since 1989, (ii) all material Tax liabilities, of which Metromedia has knowledge, that have been asserted by the IRS with respect to any such return and all claims with respect to Taxes in a material amount that have been asserted against Metromedia under any tax sharing agreement to which it is a party.

               (k)  CERTAIN AGREEMENTS.  Except as set forth in
Section 3.2(k) and/or Section 3.2(l) of the Metromedia Disclosure Schedule, and except for this Agreement, as of the date of this Agreement, neither Metromedia nor any of its Subsidiaries is a party to any oral or written (i) agreement with any executive officer or other key employee of Metromedia or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Metromedia, of the nature contemplated by this Agreement, or agreement with respect to any executive officer of Metromedia providing any term of employment or compensation guarantee extending for a period longer than three years after the Closing Date and for the payment of in excess of $200,000 per annum or (ii) plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

               (l)  EMPLOYEE BENEFITS.

                    (i) Except as set forth in Section 3.2(l) of the Metromedia Disclosure Schedule, there are no United States or foreign employee benefit plans or arrangements (collectively, the "Metromedia Benefit Plans") of any type (including, without limitation, plans described in Section 3(3) of ERISA), under which Metromedia or any of its ERISA Affiliates has incurred any unsatisfied material liability or could reasonably be expected in the future to incur any direct or indirect, actual or contingent material liability (including, without limitation, any liability that might arise indirectly under Section 414 of the Code or Section 4069 of ERISA).

                   (ii) With respect to each Metromedia Benefit Plan, Metromedia will deliver or make available on or prior to the date hereof to Alliance complete and accurate copies (where applicable) of: (A) all plan texts and agreements; (B) all material employee communications regarding a Metromedia Benefit Plan not embodied in plan texts and agreements that could materially affect the liabilities of the Metromedia Benefit Plan or the liabilities of Metromedia or its ERISA Affiliates with respect to such plan; (C) the most recent annual report; (D) the most recent annual and periodic accounting of plan assets; (E) the most recent determination letter received from the IRS; and (F) the most recent actuarial valuation.

                  (iii) No event has occurred or might reasonably be expected to occur as a result of which any Metromedia Benefit Plan or Metromedia or any of its ERISA Affiliates could, directly or indirectly (whether through a commonly controlled entity under Code Section 414 or otherwise), incur liability for failure to comply with the applicable requirements of Title IV of ERISA, section 302 of ERISA, sections 412, 420, 4971 or 4975 of the Code, the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and corresponding or similar provisions of foreign laws or regulations, other than routine claims for benefits in accordance with the terms of such plan, except as would not have a Material Adverse Effect with respect to Metromedia.

                   (iv) Each Metromedia Benefit Plan has been operated in all respects in accordance with its terms and with the requirements of applicable laws and regulations except to the extent any such operation would not have a Material Adverse Effect with respect to Metromedia.

                    (v) With respect to each Metromedia Benefit Plan that is a defined benefit pension plan, since the most recent financial statements of Metromedia there has been no material increase in such plan's liabilities other than the accrual of such benefits in the ordinary course and in accordance with the terms of such plan.

                   (vi) Except as set forth in Section 3.2(l) of the Metromedia Disclosure Schedule or the Metromedia SEC Documents, the consummation of the transactions contemplated by this Agreement will not without additional discretionary action by Metromedia, Alliance or any of their respective ERISA Affiliates, with respect to employees or former employees of Metromedia or any of their ERISA Affiliates: (A) entitle any individual to severance pay; (B) accelerate the time of payment or vesting of, increase the amount of, or satisfy a condition to the compensation due to any individual; and (C) result in the payment of an amount that would, individually or in combination with any other such payment, constitute an "excess parachute payment" under Code
Section 280G(b)(1).

               (m) CONTRACTS. There is no contract, agreement or understanding required to be described in or filed as an exhibit to any Metromedia SEC Document that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. All such contracts, agreements and understanding are valid and binding and are in full force and effect and enforceable in accordance with their respective terms other than contracts, agreements or understandings which are by their terms no longer in force or effect. Except for the Metromedia Required Consents and except to the extent any of the following would not have a Material Adverse Effect with respect to Metromedia, (i) no approval or consent of, or notice to, any Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement, and (ii) Metromedia is not in violation of breach of or default under any such contract, agreement or understanding nor to Metromedia's knowledge is any other party to any such contract, agreement or understanding.

               (n)  ENVIRONMENTAL MATTERS.  Except as set forth in
Section 3.2(n) of the Metromedia Disclosure Schedule, (A) Metromedia and each of its Subsidiaries has obtained and is in material compliance with the terms and conditions of all permits, licenses and other authorizations required under applicable Environmental Laws; (B) no asbestos in a friable condition or equipment containing polychlorinated biphenyls or leaking underground or above-ground storage tanks is contained in or located at any facility owned, leased or controlled by Metromedia or any of its Subsidiaries; (C) Metromedia and each of its Subsidiaries is in material compliance with all applicable Environmental Laws, and has fully disclosed all known material past and present non-compliance with Environmental Laws, and all known past discharges, emissions, leaking or releases known to Metromedia or each of its Subsidiaries of any substance or waste regulated under or defined by Environmental Laws that could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; and (D) neither Metromedia nor any of its Subsidiaries has received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that have resulted in or threaten to result in any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; provided, however, that clauses (A) through (D) address only those matters that would have a Material Adverse Effect with respect to Metromedia.

               (o) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Metromedia SEC Documents, or except as contemplated by this Agreement, since September 30, 1995, Metromedia and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and, as of the date of this Agreement, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Metromedia's capital stock; (ii) any return of any capital or other distribution of assets to stockholders of Metromedia; (iii) any material investment by Metromedia or any of its Subsidiaries either by the purchase of any property or assets or by any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof other than the ownership of an equity interest in any person in an amount less than $3,000,000, where the value of such ownership interests do not in the aggregate exceed $6,000,000; (iv) any sale, disposition or other transfer of assets or properties of Metromedia or its Subsidiaries (other than the sale of inventory in the ordinary course of business) in excess of $500,000 individually or $2,000,000 in the aggregate; (v) any incurrence or guarantee of any Debt other than in the ordinary course of business consistent with past practices and any Debt in excess of $10,000,000 in the aggregate; or (vi) any change, occurrence or circumstance of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had or would have, a Material
Adverse Effect with respect to Metromedia.

               (p) INFORMATION SUPPLIED. Neither the Registration Statement nor the Proxy Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act or at the time the Proxy Statement is mailed to Alliance and Metromedia stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing by Alliance to Metromedia expressly for use in or for incorporation by reference into the Registration Statement or the Proxy Statement or any amendments or supplements thereto.

               (q)  REAL ESTATE.

                    (i) All material real property owned by Metromedia or any of its Subsidiaries is described in the Metromedia SEC Documents. Except as set forth in

Section 3.2(q) of the Metromedia Disclosure Schedule, Metromedia or one of its Subsidiaries is the owner of fee title to the real property described in the Metromedia SEC Documents and to all of the buildings, structures and other improvements located thereon free and clear of any mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation except for any of the foregoing which would not have a Material Adverse Effect with respect to Metromedia.

                   (ii) All material leases, subleases, licenses or other agreements under which Metromedia or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property or improvements thereon (the "Metromedia Real Property Leases") are described in the Metromedia SEC Documents. Except as disclosed in the Metromedia SEC Documents, all Metromedia Real Property Leases are valid and binding on the lessors thereunder in accordance with their respective terms and to Metromedia's knowledge, there is not under any such Metromedia Real Property Leases any existing default, or any condition, event or act which with notice or lapse of time or both would constitute such a default, which in either case, considered individually or in the aggregate with all such other Metromedia Real Property Leases under which there is such a default, condition, event or act, has or will have a Material Adverse Effect with respect to Metromedia.

               (r)  INTELLECTUAL PROPERTY.

                    (i) Metromedia or one of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of Metromedia and its Subsidiaries as currently conducted, except as could not reasonably be expected to have a Material Adverse Effect with respect to Metromedia.

                   (ii) Except as would not reasonably be expected to have a Material Adverse Effect with respect to Metromedia: Metromedia is not, nor will it be as a result of the consummation of the Merger and the transactions contemplated by this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which Metromedia is a party and pursuant to which Metromedia is authorized to use any third-party patents, trademarks, service marks and copyrights ("Third-Party Intellectual Property Rights"). Except as would not reasonably be expected to have a Material Adverse Effect with respect to Metromedia, no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by Metromedia or any of its Subsidiaries (the "Metromedia Intellectual Property Rights"), any trade secret material to Metromedia, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through Metromedia or any of its Subsidiaries, are currently pending or, to the knowledge of Metromedia, are threatened by any Person. Except as would not reasonably be expected to have a Material Adverse Effect with respect to Metromedia, Metromedia does not know of any valid grounds for any bona fide claims (A) against the use by Metromedia or any of it Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Metromedia or any of its Subsidiaries as currently conducted or as proposed to be conducted; (B) challenging the ownership, validity or effectiveness of any of Metromedia Intellectual Property Rights or other trade secret material to Metromedia; or (C) challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by Metromedia or any of its Subsidiaries.

                  (iii) To Metromedia's knowledge and except as would not reasonably be expected to have a Material Adverse Effect with respect to Metromedia, all patents, registered trademarks, service marks and copyrights held by Metromedia are valid and subsisting and there is no unauthorized use, infringement or misappropriation of any of the Metromedia Intellectual Property by any third party, including any employee or former employee of Metromedia or any of its Subsidiaries.

                   (iv) LICENSES FROM FOREIGN GOVERNMENTS. Except as would not reasonably be expected to have a Material Adverse Effect with respect to Metromedia, Metromedia has obtained (and such licenses remain in force and effect) from foreign governments all licenses or other authorizations required to conduct its businesses as currently operated and as described in the Registration Statement including licenses or other authorizations relating to its wireless cable television, paging, wireless telephony and radio broadcast projects.

               (s) SUPPLIERS AND CUSTOMERS. The relationships of Metromedia and its Subsidiaries with its six largest suppliers and six largest customers (determined by dollar volume paid for the twelve months ended on September 30, 1995) are good commercial working relationships Metromedia does not believe that any such Person intends to cancel, modify materially or otherwise terminate, the relationship of such Person with Metromedia or any of its Subsidiaries or intends to decrease or limit materially, its services or supplies to Metromedia or any of its Subsidiaries or its usage or purchase of the services or products of Metromedia or any of its Subsidiaries, except with respect to clauses (i) and (ii) above, as would not have a Material Adverse Effect with respect to Metromedia.

               (t) INVESTMENT COMPANY ACT. Metromedia and each of its Subsidiaries either (i) is not an "investment company," or to Metromedia's knowledge a company "controlled" by, or to Metromedia's knowledge an "affiliated company" with respect to, an "investment company," required to register under the Investment Company Act of 1940, as amended (the "Investment Company Act") or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither Metromedia nor any of its Subsidiaries is required to be registered under the Investment Company Act.

               (u) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other Person retained by or on behalf of Metromedia is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), whose fees and expenses will be paid by Metromedia in accordance with Metromedia's agreement with such firm.

               (v) METROMEDIA CREDIT SUPPORT. As of the date hereof, Metromedia Company, a Delaware general partnership (the "Partnership"), has executed the Credit Support Letter in the form of Exhibit B hereto.


                          ARTICLE 4

                          COVENANTS

          Section 4.1 MUTUAL COVENANTS OF METROMEDIA AND ALLIANCE. Each of Metromedia and Alliance agrees that, except as expressly contemplated or permitted by this Agreement, it shall (and shall cause each of its Subsidiaries to) comply with the following covenants:

               (a) CONFIDENTIALITY. From and after the date hereof, each party shall, and shall use its best efforts to cause its Affiliates and its and their respective Agents (as hereinafter defined) to keep secret and hold in strictest confidence any and all documents and information relating to the other party and its respective Affiliates furnished to such first party (whether before or after the date hereof) in connection with the transactions contemplated hereunder, other than the following: (i) information that has become generally available to the public other than as a result of a disclosure by such party, its Affiliates or its Agents; (ii) information that becomes available to such party or an Agent of such party on a nonconfidential basis from a third party having no obligation of confidentiality to a party to this Agreement and which has not itself received such information directly or indirectly in breach of any such obligation of confidentiality; (iii) information that is required to be disclosed by applicable law, judicial order or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of such party or any such Affiliate are listed or traded; provided that the party making such disclosure or whose Affiliates or Agents are making such disclosure shall notify the other party as promptly as practicable (and, if possible, prior to making such disclosure) and shall use its reasonable best efforts to limit the scope of such disclosure and seek confidential treatment of the information to be disclosed; and (iv) disclosures made by any party as shall be reasonably necessary in connection with obtaining the Metromedia Required Consents and/or the Alliance Required Consents.

               (b) PUBLICITY. Except as otherwise required by applicable law or the rules or regulations of any securities exchange on which the securities of such party or any Affiliate of such party are listed or traded, until the earlier of (i) the date on which this Agreement ceases to be in effect and (ii) the Closing Date, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party and in any event each party agrees that it will give the other party reasonable opportunity to review and comment upon any such release or announcement prior to publication of the same.

               (c) PREPARATION OF THE PROXY STATEMENT AND THE REGISTRATION STATEMENT. As soon as practicable following the date of the availability of audited financial statements for the fiscal year ended December 31, 1995 for each of Metromedia and Alliance, with all reasonably necessary assistance from Alliance, Metromedia shall prepare and cause to be filed with the SEC the Registration Statement, in which the Proxy Statement will be included as a Prospectus. Each party shall provide the other party and its Agents with reasonable opportunity to review and comment upon the Registration Statement, including all amendments thereto and all supplements to the Proxy Statement contained therein, prior to the filing thereof with the SEC and/or the distribution thereof to the stockholders of Metromedia and Alliance, and shall make all reasonable changes thereto requested by such other party or its Agents. Each party hereto shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Each party shall provide and shall be deemed to have provided the other party with the information concerning it required to be included in the Registration Statement. Metromedia shall take any action required to be taken under any applicable state securities laws in connection with the issuance of the Merger Securities in the Merger pursuant to this Agreement.

               (d) SATISFACTION OF CONDITIONS. Subject to the terms and conditions of this Agreement, each party hereto agrees to use its reasonable best efforts, subject to their respective fiduciary duties, to cause the conditions set forth in Article 5 of this Agreement to be satisfied, and to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the transactions contemplated by Section 4.1(h)), including cooperating fully with the other party, including by provision of information and making of all necessary filings in connection with, among other things, the HSR Act. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each party shall take all such necessary action.

               (e) OTHER ACTIONS. From the date hereof through the Closing Date, each of Metromedia and Alliance shall not, and shall cause its Subsidiaries not to, take any action that would or is reasonably likely to result in any of the representations and warranties of Metromedia or Alliance, as the case may be, set forth in this Agreement being untrue in any material respect as of the date made, or in any of the conditions to the Closing set forth in Article 5 of this Agreement not being satisfied. Each of Metromedia and Alliance will deliver copies of the Metromedia Disclosure Schedule or the Alliance Disclosure Schedule, as the case may be, on or prior to January 15, 1996.

               (f) ADVICE OF CHANGES; SEC DOCUMENTS. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of (i) any material notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (ii) any material notice or other communication from any regulatory authority or national securities exchange in connection with the transactions contemplated by this Agreement; (iii) any claims, actions, proceedings or investigations commenced or, to the best of such party's knowledge, threatened, involving or affecting such party or any of its Subsidiaries, or any of its property or assets, or, to the best of such party's knowledge, any employee, consultant, director or officer, in his or her capacity as such, of such party or any of its Subsidiaries, which, if pending on the date hereof, would have been required to have been disclosed in the Metromedia Disclosure Schedule or the Alliance Disclosure Schedule, as the case may be, or which relates to the consummation of the Merger or the other transactions contemplated by this Agreement; and (iv) any change or event that would have a Material Adverse Effect with respect to such party. Each party shall promptly provide the other (or its counsel) copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

               (g) COMPLIANCE WITH LAWS. The parties agree to conduct their businesses and cause the businesses of their Subsidiaries to be conducted (i) in compliance with the Foreign Corrupt Practices Act and all similar laws and (ii) in compliance with all applicable laws and regulations except in the case of clauses (i) and (ii) with respect to Alliance, where failure to comply would not have a Material Adverse Effect with respect to Alliance and, in the case of clauses (i) and (ii) with respect to Metromedia where failure to comply would not have a Material Adverse Effect with respect to Metromedia.

               (h) REFINANCING. Each of Metromedia and Alliance agrees to use reasonable commercial efforts to take all necessary steps and actions to facilitate any refinancing of indebtedness of Metromedia and/or Alliance and their respective Subsidiaries and any other financing arrangements in connection with the consummation of the transactions contemplated hereby (collectively, the "Financings"), it being the intention of Metromedia and Alliance, to the extent possible simultaneous with the Effective Time, to consummate the Financings.

          Section 4.2 COVENANTS OF ALLIANCE. During the period from the date of this Agreement and continuing until the Closing Date, Alliance agrees that except as expressly contemplated or permitted by this Agreement, or to the extent that Metromedia shall otherwise consent in writing (which consent may be withheld in its sole discretion):

               (a) ACCESS TO INFORMATION. Upon reasonable notice, Alliance shall, and shall cause its Subsidiaries to, afford to Metromedia and its Agents, access, during normal business hours during the period prior to the Closing Date, to all its properties, books, Contracts, commitments and records and, during such period, Alliance shall, and shall cause its Subsidiaries to, promptly furnish or otherwise make available to Metromedia (i) a copy of each report, schedule, registration statement and other document filed or received by any of them during such period pursuant to the requirements of Federal securities laws and
(ii) all other information concerning its business, properties and personnel as Metromedia may reasonably request.

               (b) ORDINARY COURSE. Alliance shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, contractors, distributors, licensors, licensees and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Closing Date. Without limiting the generality of the foregoing, and except as otherwise required by law, neither Alliance nor any of its Subsidiaries shall:

                    (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (except dividends and distributions by a direct or indirect wholly-owned Subsidiary of Alliance to its parent), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of Alliance or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                   (ii) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights) other than issuances upon exercise of stock options or warrants outstanding on the date hereof or other agreements obligating Alliance to issue shares of Alliance Common Stock and in each case listed in Section 3.1(c) of the Alliance Disclosure Schedule;

                  (iii) except with respect to annual bonuses made in the ordinary course of business consistent with past practice and except for the payment of contractual bonuses and other incentive bonus payments to certain executive officers of Alliance, such other payments not to exceed an aggregate of $9,250,000, payable in the manner agreed to in writing by Alliance and Metromedia, adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option (other than the vesting of the Alliance Options or Warrants as provided for in Section 2.1(b)(iii) hereof) stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of Alliance or any of its Subsidiaries or increase in any manner the compensation or fringe benefits of any director, officer or employee of Alliance or any of its Subsidiaries or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of Alliance or any of its Subsidiaries (in each case, except with respect to employees in the ordinary course of business consistent with past practice);

                   (iv) amend its certificate of incorporation, by-laws or equivalent organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of Alliance;

                    (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets, except sales or licenses of assets in the ordinary course of business consistent with past practice;

                   (vi) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to Alliance and its Subsidiaries taken as a whole, except for (A) purchases of inventory in the ordinary course of business consistent with past practice, (B) acquisitions disclosed prior to the date hereof to Metromedia in writing or in the Alliance SEC Documents, or
(C) acquisitions not exceeding $5,000,000 individually or $15,000,000 in the aggregate;

                  (vii) except for borrowings and guarantees permitted under credit facilities filed as exhibits to the Alliance SEC Documents, incur any Debt, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Alliance or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other Person, other than to Alliance or any direct or indirect wholly-owned Subsidiary of Alliance in excess of $3,000,000 individually or $6,000,000 in the aggregate;

                 (viii) change any accounting principle used by it, unless required by the SEC or the Financial Accounting Standards Board; and

                   (ix) enter into any transaction or series of transactions with any Affiliate of Alliance (other than a wholly-owned Subsidiary of Alliance) or otherwise that would be required to be disclosed pursuant to Item 404 of Regulation S-K other than on terms and conditions substantially as favorable to Alliance or such Subsidiary as would be obtainable by Alliance or such Subsidiary at the time of such transaction with a Person that is not an Affiliate of Alliance.

               (c) MEETINGS; FIDUCIARY DUTIES. Alliance shall, promptly after the date hereof, take all action necessary in accordance with the DGCL and its Certificate of Incorporation and By-laws to convene a meeting of its Board of Directors on or prior to January 31, 1996 and a meeting of Alliance's stockholders at a time mutually agreed to by Alliance and Metromedia to, among other things, consider and vote upon this Agreement (the "Alliance Stockholders' Meeting"), and Alliance shall consult with Metromedia in connection therewith. In the event of approval of this Agreement and the transactions contemplated hereby by the

Board of Directors of Alliance, the Board of Directors of Alliance shall recommend that Alliance's stockholders vote in favor of the approval and adoption of this Agreement (the "Recommendation"), and the Board of Directors of Alliance shall not withdraw or modify or propose to withdraw or modify in a manner adverse to Metromedia, the Recommendation, unless the Board of Directors of Alliance concludes in good faith following receipt of a written opinion addressed to Alliance from outside counsel to Alliance that such action is reasonably necessary for the Board of Directors of Alliance to comply with its fiduciary obligations to stockholders under applicable law. Alliance shall use its best efforts to solicit from stockholders of Alliance proxies in favor of the approval and adoption of this Agreement and to secure the vote or the consent of the stockholders required by the DGCL to approve and adopt this Agreement.

               (d) NO SOLICITATION. Neither Alliance nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize or permit any of their respective Agents to, (i) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, Alliance or any of its Subsidiaries or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving Alliance or any of its Subsidiaries (other than the transactions contemplated by this Agreement) or any other material corporate transaction (other than transactions permitted pursuant to Section 4.2(b) of this Agreement) the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing; provided, however, that the foregoing clauses (i) and (ii) shall not prohibit Alliance from (A) furnishing information pursuant to an appropriate confidentiality letter concerning Alliance and its businesses, properties or assets to a third party who the Board of Directors of Alliance has a reasonable basis for determining is likely to make a Qualified Transaction Proposal (as defined below), (B) engaging in discussions or negotiations with such a third party who has made a Qualified Transaction Proposal or (C) following receipt of a Qualified Transaction Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or changing the Recommendation, but in each case referred to in the foregoing clauses
(A) through (C) only after the Board of Directors of Alliance concludes in good faith following receipt of a written opinion addressed to Alliance from outside counsel to Alliance that such action is reasonably necessary for the Board of Directors of Alliance to comply with its fiduciary obligations to stockholders under applicable law. If the Board of Directors of Alliance receives a Transaction Proposal, then Alliance shall immediately inform Metromedia of the terms and conditions of such proposal and the identity of the Person making it and shall keep Metromedia fully informed of the status and details of any such Transaction Proposal and of all steps it is taking in response to such Transaction Proposal. For purposes of this Agreement, the term "Qualified Transaction Proposal" shall mean a Transaction Proposal that the Board of Directors of Alliance determines in good faith, after consultation with its outside financial advisor, is reasonably capable of being consummated and is not subject to any material contingencies relating to financing.

               (e) AFFILIATES. Prior to the Closing Date, Alliance shall endeavor to deliver to Metromedia (i) a letter identifying all Persons who, to the knowledge of Alliance, may be deemed to be "affiliates" of Alliance under Rule 145 under the Securities Act, including, without limitation, all directors and executive officers of Alliance (collectively, the "Alliance Affiliates"), and (ii) copies of letter agreements, each in the form prepared by Metromedia and reasonably acceptable to Alliance, executed by each Alliance Affiliate (the letters described in clauses (i) and (ii) being collectively referred to as "Affiliate Letters"). The Registrants shall not be required to maintain the effectiveness of the Registration Statement for the purposes of resale of the Merger Securities by such affiliates and the certificates representing the Merger Securities received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 4.2(e); PROVIDED, THAT, Metromedia will be required to prepare and file and cause to be effective on or prior to the Effective Time the Form S-3 (as defined herein) covering the Merger Securities owned of record by the Alliance Affiliates.

               (f) All Tax Returns required to be filed by or with respect to Alliance and its Subsidiaries (or any of them) after the date hereof and on or before the Effective Time shall be prepared and timely filed, in a manner consistent with prior years and applicable laws and regulations other than such Tax Returns for which the failure to file would not have a Material Adverse Effect with respect to Alliance.

          Section 4.3 COVENANTS OF METROMEDIA. During the period from the date of this Agreement and continuing until the Closing Date, Metromedia agrees that, except as expressly contemplated or permitted by this Agreement, or to the extent that Alliance shall otherwise consent in writing (which consent may be withheld in its sole discretion):

               (a) ACCESS TO INFORMATION. Upon reasonable notice, Metromedia shall afford to Alliance and its Agents access, during normal business hours during the period prior to the Closing Date, to all its properties, books, Contracts, commitments and records and, during such period, Metromedia shall promptly furnish or otherwise make available to Alliance (i) a copy of each report, schedule, registration statement and other document filed or received by any of them during such period pursuant to the requirements of Federal securities laws and (ii) all other information concerning the businesses, properties and personnel of Metromedia and its Subsidiaries as Alliance may reasonably request.

               (b) ORDINARY COURSE. Metromedia and its Subsidiaries shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use their best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, contractors, distributors, licensors, licensees and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Closing Date. Without limiting the generality of the foregoing, and except as required by law, Metromedia and its Subsidiaries shall not:

                    (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (except dividends and distributions by a direct or indirect wholly-owned Subsidiary of Metromedia to its parent);

                   (ii) except in connection with transactions disclosed in the Metromedia SEC Documents or to Alliance in writing prior to the date hereof or contemplated or permitted by this Agreement authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of the capital stock of any of Metromedia or any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents;

                  (iii) except for an incentive stock plan for Metromedia to be adopted by its Board of Directors providing for the issuance of up to 10% of the equity of Metromedia or except with respect to annual bonuses made in the ordinary course of business consistent with past practice, adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of Metromedia or any of its Subsidiaries or increase in any manner the compensation or fringe benefits of any director, officer or employee of Metromedia or any of its Subsidiaries or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of Metromedia or any of its Subsidiaries (in each case, except with respect to employees in the ordinary course of business consistent with past practice);

                   (iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets, except sales or licenses of property or assets in the ordinary course of business consistent with past practice;

                    (v) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to Metromedia and its Subsidiaries taken as a whole, except (A) purchases of inventory in the ordinary course of business consistent with past practice (B) acquisitions disclosed prior to the date hereof to Alliance in writing or in the Metromedia SEC Documents, or
(C) acquisitions not exceeding $5,000,000 individually or $15,000,000 in the aggregate;

                   (vi) (x) except for borrowings and guarantees permitted under or permitted by the credit agreements filed as exhibits in the Metromedia SEC Documents, incur any Debt, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Metromedia or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or
(y) except as set forth in the Metromedia Disclosure Schedule and except for the loans, advances or capital contributions of Metromedia International Telecommunications, Inc. and its Subsidiaries to other Persons, make any loans, advances or capital contributions to, or investments in, any other Person, other than to any of its Subsidiaries;

                  (vii) change any accounting principle used by it, unless required by the SEC or the Financial Accounting Standards Board;

                 (viii) enter into any transaction or series of transactions with any Affiliate of Metromedia (other than a wholly-owned Subsidiary of Metromedia) or otherwise that would be required to be disclosed pursuant to Item 404 of Regulation S-K other than on terms and conditions substantially as favorable to Metromedia or such Subsidiary as would be obtainable by Metromedia or such Subsidiary at the time of such transaction with a Person that is not an Affiliate of Metromedia; and

               (c) LISTING. Metromedia shall use its best efforts to cause the shares of each of Metromedia Common Stock and the Warrants comprising the Merger Consideration to be approved for listing on the AMEX, in each case subject to official notice of issuance.

               (d) MEETINGS. Metromedia shall, promptly after the date hereof, take all action necessary in accordance with the DGCL and its Restated Certificate of Incorporation and By-laws to convene a meeting of its Board of Directors on or prior to January 31, 1996 and a meeting of Metromedia's stockholders at a time mutually agreed to by Alliance and Metromedia to, among other things, consider and vote upon this Agreement (the "Metromedia Stockholders' Meeting"), and Metromedia shall consult with Alliance in connection therewith. In the event of approval of this Agreement and the transactions contemplated hereby by the Board of Directors of Metromedia, the Board of Directors of Metromedia shall recommend that Metromedia's stockholders vote in favor of the approval and adoption of this

Agreement, and the Board of Directors of Metromedia shall not withdraw or modify or propose to withdraw or modify in a manner adverse to Alliance, its recommendation, unless the Board of Directors of Metromedia concludes in good faith following receipt of a written opinion addressed to Metromedia from outside counsel to Metromedia that such action is reasonably necessary for the Board of Directors of Metromedia to comply with its fiduciary obligations to stockholders under applicable law. Metromedia shall use its best efforts to solicit from stockholders of Metromedia proxies in favor of the approval and adoption of this Agreement and to secure the vote or the consent of the stockholders required by the DGCL to approve and adopt this Agreement.

               (e) FORM S-3. Metromedia shall comply with the terms and provisions of the Registration Rights Agreement, to be dated as of January 31, 1996, substantially in the form of Exhibit C hereto (the "Registration Rights Agreement") between Metromedia and the Alliance Affiliates including, using its best efforts to as promptly as practicable prepare and file with the SEC a shelf registration statement on Form S-3 covering all the Merger Securities to be received by the Affiliates identified by Alliance who will enter into an Affiliate Letter (the "Form S-3") and keep such Form S-3 effective until the earlier of
(i) the date all Merger Securities registered on the Form S-3 have been sold by such affiliates, (ii) the date all Merger Securities registered on the Form S-3 may be immediately sold by each of the holders thereof (in a single transaction by each such holder) using Rule 144 promulgated under the Securities Act or (iii) three years from the Effective Time.

               (f) FORM S-8. Metromedia shall as promptly as practicable prepare and file with the SEC registration statement(s) on Form S-8 or other appropriate form(s) (collectively, the "Form S-8") to permit the resale of shares of Metromedia Common Stock and Warrants received upon the exercise of the Alliance Options or Warrants.

               (g) DIRECTOR; CHIEF EXECUTIVE OFFICER. Metromedia shall use its best efforts to elect Joseph J. Bianco, the Chairman and Chief Executive Officer of Alliance, to Metromedia's Board of Directors within 30 days of the Effective Time. Mr. Bianco will be Chief Executive Officer of the entertainment entities of Metromedia (other than Metromedia International Telecommunications), reporting to the Chairman and vice Chairman of Metromedia, with the authority, subject to the prior approval of the Chairman or Vice Chairman of Metromedia, to hire and fire employees of such entities.

               (h)  DIRECTORS' & OFFICERS' INDEMNIFICATION AND INSURANCE.

                    (i) For a period of four years after the Effective Time, Metromedia shall maintain in effect policies of directors' and officers' liability insurance for the Surviving Corporation in substantially the same form with substantially the same terms and conditions as contained in Alliance's current policies of directors' and officers' liability insurance with respect to claims arising from facts or events which occurred before the Effective Time.

                   (ii) From and after the Effective Time, the Surviving Corporation will indemnify and hold harmless each present and former director and officer of Alliance and its Subsidiaries, determined as of the Effective Time (the "Indemnified Parties'), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Alliance or such Subsidiary would have been permitted under applicable law and its certificate of incorporation or by-laws as in effect on the date hereof, to indemnify such person (and the Surviving Corporation shall advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

                  (iii) Any Indemnified Party wishing to claim indemnification under Section 4.3(h), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), an Indemnified Party may retain counsel satisfactory to him or her, the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received. The Surviving Corporation shall use its respective best efforts to assist in the defense of any such matter. If such indemnity is not available with respect to any Indemnified Party, then the

Surviving Corporation and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

                   (iv) The provisions of this Section 4.3(h) are intended for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

          (i) All Tax Returns required to be filed by or with respect to Metromedia and its Subsidiaries (or any of them) after the date hereof and on or before the Effective Time shall be prepared and timely filed, in a manner consistent with prior years and applicable laws and regulations other than such Tax Returns for which the failure to file would not have a Material Adverse Effect with respect to Metromedia.


                          ARTICLE 5

                    CONDITIONS PRECEDENT

          Section 5.1 CONDITIONS TO THE OBLIGATIONS OF METROMEDIA AND ALLIANCE TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

               (a) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative vote of a majority of the votes that the holders of each of the outstanding shares of Metromedia Common Stock and Alliance Common Stock, respectively, are entitled to cast.

               (b) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

               (c) BLUE SKY LAWS. Metromedia shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the shares of Metromedia Common Stock and the Warrants.

               (d)  LISTING.  The Metromedia Common Stock and the
Warrants to be issued in the Merger pursuant to this Agreement shall have been authorized for listing on the AMEX or any other national securities exchange or automated quotation system approved by Metromedia and Alliance, in each case, subject to official notice of issuance.

               (e) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") restraining or preventing the consummation of the Merger or subjecting any party or any of its Affiliates to substantial damages as a result of the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that the party invoking this condition shall have used reasonable best efforts to have vacated such Injunction.

               (f) HSR ACT. All HSR Act waiting periods shall have expired or been terminated.

               (g) GOVERNMENTAL AND REGULATORY CONSENTS. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, Governmental Entities, including, without limitation, those set forth in the Metromedia Disclosure Schedule and/or the Alliance Disclosure Schedule, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Metromedia and Alliance will have been made or obtained (as the case may be).

               (h) ALLIANCE REQUIRED CONSENTS. The Alliance Required Consents shall have been obtained and be in full force and effect, except for those the failure to obtain which would not have a Material Adverse Effect with respect to Alliance and its Subsidiaries (and Metromedia shall have received evidence thereof reasonably satisfactory to it).

               (i) METROMEDIA REQUIRED CONSENTS. The Metromedia Required Consents shall have been obtained and be in full force and effect, except for those the failure to obtain which would not have a Material Adverse Effect with respect to Metromedia and its Subsidiaries (and Alliance shall have received evidence thereof reasonably satisfactory to it).

               (j) METROMEDIA COMPANY CREDIT SUPPORT. The Partnership or an affiliate of the Partnership shall have agreed to provide the credit support to the Surviving Corporation contemplated by the Credit Support Letter in the form and substance satisfactory to the parties hereto.

               (k)  STOCK PURCHASE AGREEMENT.  The Stock Purchase
Agreements substantially in the form of Exhibit D hereto shall have been entered into by the parties thereto.

               (l) BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved and adopted by the Board of Directors of Metromedia and Alliance.

          Section 5.2 CONDITIONS TO THE OBLIGATIONS OF METROMEDIA. The obligations of Metromedia under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of Metromedia and any one of more of which may be expressly waived by Metromedia, in its sole discretion, except as otherwise required by law:

               (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Alliance contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of a specific date in which case such representation and warranty shall have been true and correct as of such specific date). Metromedia shall have received a certificate dated the Closing Date signed by an executive officer of Alliance certifying to the fulfillment of this condition.

               (b) PERFORMANCE OF AGREEMENTS. Alliance shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement or otherwise contemplated hereby to be performed and complied with by it at or prior to the Closing Date. Metromedia shall have received a certificate dated the Closing Date signed by an executive officer of Alliance certifying to the fulfillment of this condition.

               (c) NO MATERIAL ADVERSE CHANGE. Since September 30, 1995, no change or event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect with respect to Alliance.

               (d)  OPINIONS OF COUNSEL.  Metromedia shall have received
(i) the opinion of Cahill Gordon & Reindel dated the Effective Time substantially in the form of Exhibit E hereto and (ii) the opinion of Paul, Weiss, Rifkind, Wharton & Garrison to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

               (e) FAIRNESS OPINIONS. Metromedia shall have received the opinions of DLJ, as of the date the Board of Directors of Metromedia approves this Agreement and as of the date the Proxy Statement is mailed to Metromedia stockholders, to the effect that the Merger is fair to the Metromedia stockholders from a financial point of view, which opinion shall not have been amended, modified or withdrawn.

               (f) AFFILIATE LETTERS. Metromedia shall have received the Affiliate Letters and the Registration Rights Agreement executed by each Alliance Affiliate.

          Section 5.3 CONDITIONS TO THE OBLIGATIONS OF ALLIANCE. The obligations of Alliance to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of Alliance and any one or more of which may be expressly waived by Alliance, in its sole discretion, except as otherwise required by law:

               (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Metromedia contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of a specific date, in which case such representation and warranty shall have been true and correct in all material respects as of such specific date). Alliance shall have received a certificate dated the Closing Date signed by an executive officer of Metromedia certifying to the fulfillment of this condition.

               (b) PERFORMANCE OF AGREEMENTS. Metromedia shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Closing Date. Alliance shall have received a certificate dated the Closing Date signed by an executive officer of Metromedia certifying to the fulfillment of this condition.

               (c) FAIRNESS OPINIONS. Alliance shall have received the opinions of Alex. Brown & Sons Incorporated, as of the date the Special Committee of the Board of Directors of Alliance approves this Agreement and as of the date the Proxy Statement is mailed to Alliance stockholders, to the effect that the Merger Consideration is fair to the Alliance stockholders from a financial point of view, which opinion shall not have been amended, modified or withdrawn.

               (d) NO MATERIAL ADVERSE CHANGE. Since September 30, 1995, no change or event shall have occurred which has had or could reasonably be expected to have Material Adverse Effect with respect to Metromedia.

               (e) LEGAL OPINIONS. Alliance shall have received (i) the opinion of Paul, Weiss, Rifkind, Wharton & Garrison dated the Effective Time substantially in the form of Exhibit F hereto and (ii) the opinion of Cahill Gordon & Reindel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code.

               (f) FORM S-3 AND FORM S-8. The Form S-3 and Form S-8 shall have been declared effective by the SEC.

               (g) CLOSING PRICE. The average of the last sale prices for the Metromedia Common Stock as reported on the American Stock Exchange ("AMEX") for the last 20 consecutive trading days ending on the day which is six calendar days prior to the day of the Alliance Stockholders' Meeting and the Metromedia Stockholders' Meeting, or if such day is not a Business Day, the Business Day immediately preceding such day (the "Determination Date") shall not be less than $14.50. Alliance shall, not less than 24 hours prior to the Metromedia Stockholders' Meeting, give notice to Metromedia of its intention to exercise its right to not consummate the Merger based on the failure to satisfy the condition set forth in this Section 5.3(g) and if such notice is not timely received by Metromedia, the condition set forth in this
Section 5.3(g) shall be deemed to have been waived by Alliance.


                          ARTICLE 6

                  TERMINATION AND AMENDMENT

          Section 6.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time whether before or after approval by the stockholders of Metromedia or Alliance:

               (a)  by mutual written consent of Metromedia and Alliance;

               (b) by either Metromedia or Alliance if there has been a material breach of any representation, warranty, covenant or agreement on the part of Alliance, on the one hand, or Metromedia, on the other hand, as the case may be, set forth in this Agreement which breach, if not a wilful breach, has not been cured within ten (10) Business Days following receipt by the breaching party of notice of such breach;

               (c) by either Metromedia or Alliance if the Merger shall not have been consummated before the Termination Date (or such later date as may be agreed to by Metromedia and Alliance); PROVIDED, HOWEVER, that neither party may terminate this Agreement under this Section 6.1(c) if the failure has been caused by such party's material breach of this Agreement;

               (d) by either Metromedia or Alliance, if this Agreement is not approved by Alliance's Board of Directors by January 31, 1996 (PROVIDED, THAT, the right to terminate this Agreement as a result of the failure of the Board of Directors in Alliance to approve this Agreement by January 31, 1996 shall lapse upon approval by the Alliance Board of Directors of this Agreement) or shall fail to receive the requisite vote for approval and adoption by the stockholders of Alliance at the Alliance Stockholders' Meeting;

               (e) by either Metromedia or Alliance, if (i) the Board of Directors of Alliance shall, modify or change the Recommendation in a manner adverse to Metromedia or shall have resolved to do any of the foregoing; (ii) the Board of Directors of Alliance shall have recommended to the stockholders of Alliance a Transaction Proposal; (iii) a tender offer (including a self-tender offer) or exchange offer for shares of capital stock of Alliance, which would result in the beneficial ownership by any Person or any "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 50% of the outstanding shares of any class of capital stock of Alliance, is commenced, and the Board of Directors of Alliance recommends that the stockholders of Alliance tender their shares in such tender or exchange offer; or (iv) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" shall have been formed which beneficially owns, or has the right to acquire "beneficial ownership" of, more than 50% of the then outstanding shares of any class of capital stock of Alliance;

               (f) by either Metromedia or Alliance if this Agreement is not approved by Metromedia's Board of Directors by January 31, 1996 (PROVIDED, THAT, the right to terminate this Agreement as a result of the failure of the Board of

Directors of Metromedia to approve this Agreement by January 31, 1996 shall lapse upon approval by the Metromedia Board of Directors of this Agreement) or shall fail to receive the requisite vote for approval and adoption by the stockholders of Metromedia at the Metromedia Stockholders' Meeting;

               (g) by Metromedia or Alliance if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable; and

               (h) by (i) Metromedia, on or prior to the date the Board of Directors of Metromedia approves this Agreement, if the Alliance Disclosure Schedule shall disclose any fact, agreement, event or condition which could reasonably be expected to have a Material Adverse Effect with respect to Alliance, or (ii) Alliance, on or prior to the date the Board of Directors of Alliance approves this Agreement, if, the Metromedia Disclosure Schedule shall disclose any fact, agreement, event or condition which could reasonably be expected to have a Material Adverse Effect with respect to Metromedia.

          Section 6.2 EFFECT OF TERMINATION. In the event this Agreement is terminated and the Merger abandoned pursuant to Section 6.1, all further obligations of the parties hereunder shall terminate except that the obligations set forth in Sections 4.1(a) and 4.1(b), this
Section 6.2 and Section 7.5 shall survive; provided that, if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful or knowing failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired.


                          ARTICLE 7

                     GENERAL PROVISIONS

          Section 7.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth in this Section:

               (a) "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

               (b) "Agent" means, with respect to any Person, such Person's officers, directors, employees, attorneys, accountants, investment bankers, financial advisors or other representatives or agents.

               (c) "Business Day" means any day other than a day on which (i) banks in the State of New York are authorized or obligated to be closed or (ii) the AMEX is closed.

               (d)  "Debt" of any Person means, without duplication,
(i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (iii) all obligations of such Person as lessees under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (iv) all obligations, contingent or otherwise, of such Person under banker's acceptance, letter of credit or similar facilities; (v) all Debt of others referred to in clauses
(i) through (iv) above guaranteed directly or indirectly in any manner by such Person; and (vi) all Debt of others referred to in clauses
(i) through (v) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

               (e)  "Delivery Date" shall mean January 15, 1996.

               (f) "Governmental Entity" means any foreign, federal, state, municipal or other governmental or regulatory department, commission, board, bureau, agency or instrumentality.

               (g) "Material Adverse Effect" means, with respect to any Person, any change or effect that is or is reasonably likely to be materially adverse to the business, assets, properties, operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries taken as a whole or adversely affects the ability of such Person to consummate the transactions contemplated by this Agreement in any material respect.

               (h) "Person" means any individual, corporation, partnership, firm, group (as such term is used in Section 13(d)(3) of the Exchange Act), joint venture, association, trust, limited liability company, unincorporated organization, estate, trust or other entity.

               (i)  "SEC" means the Securities and Exchange Commission.

               (j) "Significant Subsidiary" shall have the meaning ascribed to such term in Section 1-02(v) of Regulation S-X under the Securities Act and, shall include, with respect to Metromedia, Alliance Mergerco.

               (k) "Subsidiary" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either directly or through or together with any other Subsidiary of such Person), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity.

               (l)  "Termination Date" shall mean September 30, 1996.

          Section 7.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon a receipt of a transmittal confirmation if sent by facsimile or like transmission, and on the next Business Day when sent by Federal Express, Express Mail or similar overnight courier service to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

               (a)  If to Alliance, to:

                    Alliance Entertainment Corp.
                    110 East 59th Street
                    New York, New York  10022
                    Attention:  General Counsel
                    Facsimile:  (212) 935-6620

                    with a copy to:

                    Cahill Gordon & Reindel
                    80 Pine Street
                    New York, New York  10005
                    Attention:  Stephen A. Greene
                    Facsimile:  (212) 269-5420

               (b)  If to Metromedia or Alliance Mergerco,
                    to:

                    Metromedia International Group, Inc.
                    c/o Metromedia Company
                    One Meadowlands Plaza
                    East Rutherford, New Jersey  07073
                    Attention:  Arnold L. Wadler, Esq.
                    Facsimile:  (201) 531-2803

                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, New York  10019-6064
                    Attention: James M. Dubin, Esq.
                    Facsimile:  (212) 757-3990

          Section 7.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. Dollar amounts referred to in this Agreement shall not be deemed to establish any standard of materiality.

          Section 7.4 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by written instruments signed by the parties to this Agreement, or in the case of a waiver, by the party waiving compliance. Except where a specific period for action or inaction is provided herein, no delay on the part of a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Neither any waiver on the part of a party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

          Section 7.5  EXPENSES AND OTHER PAYMENTS.

               (a) The parties to this Agreement shall, except as otherwise specifically provided herein, bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of their respective Agents.

               (b) Alliance agrees that if this Agreement shall be terminated pursuant to Section 6.1(e) then Alliance shall pay to Metromedia an amount equal to $18 million plus the reimbursement of all of Metromedia's fees and expenses, including all of its legal, accounting and investment banking fees and expenses. In addition, (i) if this Agreement is terminated by Metromedia pursuant to Section 6.1(b), Alliance shall reimburse all of Metromedia's fees and expenses, including all of its reasonable legal, accounting and investment banking fees and expenses relating to the Merger or (ii) if this Agreement is terminated by Alliance pursuant to Section 6.1(b), Metromedia shall reimburse all of Alliance's fees and expenses, including all of its reasonable legal, accounting and investment banking fees and expenses relating to the Merger. Furthermore, if the Merger is not consummated solely because the condition set forth in Section 5.3(g) hereof is not satisfied or deemed to have been satisfied, Metromedia shall reimburse all of Alliance's reasonable fees and expenses in an amount not to exceed $1,250,000.

               (c) Any payment required to be made pursuant to Section 7.5(b) shall be made as promptly as practicable but not later than two Business Days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by Metromedia, except that any payment to be made as the result of an event described in Section 7.5(b)(i) shall be made as promptly as practicable but not later than two Business Days after the earlier to occur of the Business Combination or the execution of the definitive agreement providing for a Business Combination.

               (d) For purposes of this Section 7.5, the term "Business Combination" shall mean (i) a merger, consolidation, share exchange, business combination or similar transaction involving Alliance; (ii) a sale, lease, exchange, transfer or other disposition of 50% or more of the assets of Alliance and its Subsidiaries taken as a whole, in a single transaction or series of transactions; or (iii) the acquisition by any Person or "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder) of "beneficial ownership" of 50% or more of Alliance Common Stock whether by tender offer or exchange offer or otherwise.

          Section 7.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 7.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) other than
Section 7.6 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 7.8 REPRESENTATIONS AND WARRANTIES. None of the representations and warranties of the parties made in this Agreement or in any instrument delivered hereunder shall survive the Closing.

          Section 7.9 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

          Section 7.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                             METROMEDIA INTERNATIONAL
                               GROUP, INC.


                             By: /S/ SILVIA KESSEL
                                --------------------------------
                                Name:  Silvia Kessel
                                Title: Senior Vice President


                             ALLIANCE MERGER CORP.


                             By: /S/ SILVIA KESSEL
                                --------------------------------
                                Name:  Silvia Kessel
                                Title: Senior Vice President


                             ALLIANCE ENTERTAINMENT CORP.


                             By: /S/ JOSEPH J. BIANCO
                                -------------------------------
                                Name:  Joseph J. Bianco
                                Title: Chairman and Chief
                                       Executive Officer

                                                        EXHIBIT A






                            WARRANT AGREEMENT

                                 BETWEEN

                  METROMEDIA INTERNATIONAL GROUP, INC.

                                   AND

                             [WARRANT AGENT]


                     DATED AS OF ____________, 1996

                      TABLE OF CONTENTS

                                                        PAGE

                          ARTICLE I

     DISTRIBUTION OF WARRANT CERTIFICATES.......................2

     1.1    Appointment of Warrant Agent........................2
     1.2    Form of Warrant Certificates........................2
     1.3    Execution of Warrant Certificates...................2
     1.4    Issuance and Distribution of Warrant Certificates...3

                         ARTICLE II

     WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS............3

     2.1    Exercise Price......................................3
     2.2    Exercisability of Warrants..........................3
     2.3    Procedure for Exercise of Warrants..................3
     2.4    Issuance of Shares of Common Stock..................4
     2.5    Certificates for Unexercised Warrants...............4
     2.6    Reservation of Shares...............................5
     2.7    Disposition of Proceeds.............................5

                         ARTICLE III
     ADJUSTMENTS AND NOTICE PROVISIONS..........................5

     3.1    Adjustment of Exercise Price........................5
     3.2    Current Market Price................................6
     3.3    No Adjustments to Exercise Price....................6
     3.4    Deferral of Adjustments to Exercise Price...........6
     3.5    Adjustment to Number of Shares......................7
     3.6    Reorganizations.....................................7
     3.7    Reclassifications...................................8
     3.8    Notice of Adjustments...............................9
     3.9    Warrant Certificate Amendments......................9
     3.10   Fractional Shares...................................9

                         ARTICLE IV
     OTHER PROVISIONS RELATING TO RIGHTS OF
     REGISTERED HOLDERS OF WARRANT CERTIFICATES.................9

     4.1    Rights of Warrant Holders...........................9
     4.2    Lost, Stolen, Mutilated or Destroyed Warrant
            Certificates........................................10

                          ARTICLE V
     SPLIT UP, COMBINATION, EXCHANGE,
     TRANSFERAND CANCELLATION OF WARRANT CERTIFICATES...........10

     5.1    Split Up, Combination, Exchange and
            Transfer of Warrant Certificates...................10
     5.2    Cancellation of Warrant Certificates...............11
     5.3    Agreement of Warrant Certificate Holders...........11

                         ARTICLE VI
     PROVISIONS CONCERNING THE WARRANT
     AGENT AND OTHER MATTERS...................................12

     6.1    Payment of Taxes and Charges.......................12
     6.2    Resignation or Removal of Warrant Agent............12
     6.3    Notice of Appointment..............................13
     6.4    Merger of Warrant Agent............................13
     6.5    Company Responsibilities...........................13
     6.6    Certification for the Benefit of
            Warrant Agent......................................13
     6.7    Books and Records..................................14
     6.8    Liability of Warrant Agent.........................14
     6.9    Use of Attorneys, Agents and Employees.............15
     6.10   Indemnification....................................15
     6.11   Acceptance of Agency...............................15
     6.12   Changes to Agreement...............................15
     6.13   Assignment.........................................15
     6.14   Successor to Company...............................16
     6.15   Notices............................................16
     6.16   Defects in Notice..................................16
     6.17   Governing Law......................................17
     6.18   Standing...........................................17
     6.19   Headings...........................................17
     6.20   Counterparts.......................................17
     6.21   Conflict of Interest...............................17
     6.22   Availability of the Agreement......................17


Exhibit A   FORM OF WARRANT CERTIFICATE INCLUDING FORM OF ELECTION TO
            PURCHASE AND FORM OF ASSIGNMENT

                      WARRANT AGREEMENT

          WARRANT AGREEMENT dated as of __________, 1996, between METROMEDIA INTERNATIONAL GROUP, INC., a Delaware corporation (the
"Company"), and ___________________ (the "Warrant Agent").


                    W I T N E S S E T H :


          WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of December __, 1995 among the Company, Alliance Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Alliance Mergerco"), and Alliance Entertainment Corp., a Delaware corporation ("Alliance"), Alliance Mergerco will merge with and into Alliance with Alliance as the surviving corporation of such merger (the "Merger"); and

          WHEREAS, pursuant to the Merger Agreement, the Company proposes to issue to stockholders of Alliance (i) shares of its Common Stock, par value $1.00 per share (the "Common Stock"), and (ii) Common Stock
Purchase Warrants (the "Warrants") at an exercise price of $21.00 per share; and

          WHEREAS, the Company shall include in its registration statement on Form S-4 relating to the Merger the Warrants; and

          WHEREAS, the Company shall file a Registration Statement on Form S-3 under Rule 415 of the Securities Act of 1933 to register the shares of Common Stock issuable upon exercise of the Warrants; and

          WHEREAS, the Company proposes to issue certificates evidencing the Warrants (such warrant certificates issued pursuant to this Agreement being hereinafter collectively called the "Warrant Certificates"); and

          WHEREAS, the Company desires the Warrant Agent, and the Warrant Agent agrees, to act on behalf of the Company in connection with the issuance, transfer, exchange, replacement and surrender of the Warrant Certificates; and

          WHEREAS, the Company and the Warrant Agent desire to set forth in this Warrant Agreement, among other things, the form and provisions of the Warrant Certificates and the terms and conditions under which they may be issued, transferred, exchanged, replaced and surrendered in connection with the exercise of the Warrants.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                         ARTICLE I

            DISTRIBUTION OF WARRANT CERTIFICATES

          1.1 APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act on behalf of the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

          1.2 FORM OF WARRANT CERTIFICATES. The Warrant Certificates for the Warrants shall be issued in registered form only and, together with the purchase and assignment forms to be printed on the reverse thereof, shall be substantially in the form of Exhibit A and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as, in any particular case, may be required, in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency or to conform to customary usage.

          1.3 EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by its Chairman or Vice Chairman of the Board, Chief Executive Officer or President or any Vice President, and by its Chief Financial Officer or Treasurer or any Assistant Treasurer, or Secretary or any Assistant Secretary, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such person on such Warrant Certificates shall, nevertheless, be valid and such Warrant Certificates may be countersigned by the Warrant Agent and issued and delivered to those persons entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates has not ceased to be such officer of the Company.

          1.4 ISSUANCE AND DISTRIBUTION OF WARRANT CERTIFICATES. The Company shall deliver to the Warrant Agent an adequate supply of Warrant Certificates for the Warrants executed on behalf of the Company as described in Section 1.3 hereof. Upon receipt of an order from the Company, the Warrant Agent shall, within three business days, complete and countersign Warrant Certificates representing the total number of Warrants to be issued hereunder and shall deliver such Warrant Certificates pursuant to written instructions of the Company.


                         ARTICLE II

       WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

          2.1 EXERCISE PRICE. Each Warrant Certificate for the Warrants shall, when signed by the Chairman, Vice Chairman, Chief Executive
Officer or President or any Vice President, and by the Chief Financial Officer or Treasurer or any Assistant Treasurer, or Secretary or any Assistant Secretary, of the Company and countersigned by the Warrant Agent, entitle the registered holder thereof to purchase from the Company one share of Common Stock for each Warrant evidenced thereby, at the purchase price of $20.00 per share (the "Initial Exercise Price"), or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article III hereof, payable in full at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one share of Common Stock upon the exercise of a Warrant reflecting all appropriate adjustments made in accordance with the provisions of Article III hereof.

          2.2 EXERCISABILITY OF WARRANTS. Each Warrant may be exercised at any time on or after the date hereof, but not after 5:00 P.M., New
York City time, on __________, 2006{1}. The term "Exercise Deadline" as used in this Agreement shall mean the latest time and date at which the Warrants may be exercised.

          2.3 PROCEDURE FOR EXERCISE OF WARRANTS. During the period specified in and subject to the provisions of Section 2.2 hereof, the Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Warrant Agent at its principal office which is presently at ____________________, with the election to purchase form set forth on the Warrant Certificate duly completed and


---------------------------------------------------
**FOOTNOTES**

{1/}Ten years from the date of this Agreement.

executed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank or trust company located in the United States, a member of the National Association of Securities Dealers, Inc. ("NASD") or other eligible guarantor institution which is a participant in a signature guarantee program (as such terms are defined in Reg. 240.17Ad-15 under the Securities Exchange Act of 1934, as amended
(the "Exchange Act")) acceptable to the Warrant Agent ("Signatures Guaranteed"), accompanied by payment in full of the Exercise Price as provided in Section 2.1 in effect at the time of such exercise, together with such taxes as are specified in Section 7.1 hereof, for each share of Common Stock with respect to which such Warrants are being exercised.
Such Exercise Price and taxes shall be paid in full by certified check or money order, payable in United States currency to the order of the Company. The date on which Warrants are exercised in accordance with this Section 2.3(a) is sometimes referred to herein as the Date of Exercise of such Warrants.

          2.4 ISSUANCE OF SHARES OF COMMON STOCK. As soon as practicable after the Date of Exercise of any Warrants, the Company shall issue, or cause the transfer agent for the Common Stock, if any, to issue a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, registered in accordance with the instructions set forth in the election to purchase. All such shares of Common Stock shall be validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof. Each person in whose name any such certificate for Common Stock is issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespectively of the date of issuance or delivery of such certificate for the shares of Common Stock.

          2.5 CERTIFICATES FOR UNEXERCISED WARRANTS. In the event that less than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall execute and mail, by first-class mail, within 30 days of the Date of Exercise, to the registered holder of such Warrant Certificate, or such other person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of full Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Warrant Agent shall distribute no Warrant Certificates representing fractions of Warrants under this or any other section of this Agreement. Fractions of shares shall be treated as provided in Section 3.10.

          2.6 RESERVATION OF SHARES. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

          2.7 DISPOSITION OF PROCEEDS. The Warrant Agent shall account at least monthly (or more frequently upon the request of the Company) to the Company with respect to Warrants exercised and concurrently upon receipt thereof, deliver to the Company all funds received upon the exercise of Warrants.


                         ARTICLE III

              ADJUSTMENTS AND NOTICE PROVISIONS

          3.1 ADJUSTMENT OF EXERCISE PRICE. Subject to the provisions of this Article III, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

               (a) In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock into a greater number of shares, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price in effect, and the number of shares of Common Stock issuable upon exercise of the Warrants outstanding, at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               (b) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash or assets (other than (i) distributions and dividends referred to in Section 3.1(a) in shares of Common Stock or (ii) cash dividends paid out of retained earnings), or rights, options or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock, then, in each case, the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the record date (the "Distribution Record
Date") for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 3.2 hereof) per share of Common Stock immediately prior to the Distribution Record Date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination (as set forth in a Board resolution which shall be filed with the Warrant Agent) shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of the rights, options, or warrants or convertible or exchangeable securities, or the amount of the cash, applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of Common Stock immediately prior to the Distribution Record Date. Such adjustment shall become effective at the close of business on the Distribution Record Date.

          3.2 CURRENT MARKET PRICE. For the purpose of any computation under this Article III, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing bid prices as reported by the principal national securities exchange on which the Common Stock is then traded for the 30 consecutive trading days immediately preceding the date in question. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error, shall be deemed to be the Current Market Price.

          3.3 NO ADJUSTMENTS TO EXERCISE PRICE. No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this
Article III are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

          3.4 DEFERRAL OF ADJUSTMENTS TO EXERCISE PRICE. In any case in which this Article III shall require that an adjustment in the Exercise
Price be made effective as of a
record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the holders of the Warrants, if any holder has exercised a Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such exercising holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          3.5 ADJUSTMENT TO NUMBER OF SHARES. Upon each adjustment of the Exercise Price as a result of the calculations made in Section 3.1(b) hereof, the Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest hundredth) obtained by multiplying the number of shares purchasable upon exercise of the Warrants immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

          3.6 REORGANIZATIONS. In case of any capital reorganization, other than in the cases referred to in Section 3.1 hereof, or the consolidation or merger of the Company with or into another corporation
(other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease or conveyance of another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety
(such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall there-after be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Warrant Agent and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The
Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the registered holder of any Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale, lease or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise any Warrant shall terminate 30 days after the Company gives written notice to each registered holder of a Warrant Certificate that such sale or conveyance or other transfer has been consummated.

          3.7 RECLASSIFICATIONS. In case of reclassification or change of the shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the holders of the Warrants shall have the right thereafter to receive upon exercise of the Warrants solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which the Warrants might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Article III. The above provisions of this Section 3.7 shall similarly apply to successive reclassifications and changes of shares of Common Stock.

          3.8 NOTICE OF ADJUSTMENTS. Whenever any adjustment is made pursuant to this Article III the Company shall cause written notice of such adjustment to be sent by registered mail, postage prepaid to the Warrant Agent within 15 days thereafter, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price, the number of shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment. The Warrant Agent shall within 15 days after receipt of such notice from the Company cause a similar notice to be mailed to each registered holder of a Warrant Certificate.

          3.9 WARRANT CERTIFICATE AMENDMENTS. Irrespective of any adjustments pursuant to this Article III, Warrant Certificates theretofore or thereafter issued need not be amended or replaced but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

          3.10 FRACTIONAL SHARES. The Company shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock which may result from adjustments in accordance with this Article III to the Exercise Price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by the same registered holder, the number of full shares of Common Stock which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price of a share of Common Stock calculated in accordance with Section 3.2.


                             ARTICLE IV

                      OTHER PROVISIONS RELATING TO
                      RIGHTS OF REGISTERED HOLDERS
                        OF WARRANT CERTIFICATES

          4.1 RIGHTS OF WARRANT HOLDERS. No Warrant Certificate shall entitle the registered holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of shareholders or any other proceedings of the Company.

          4.2 LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall direct the Warrant Agent to execute and deliver, in exchange and substitution for and upon cancellation of a mutilated
Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested, all satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company or Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.


                           ARTICLE V

          SPLIT UP, COMBINATION, EXCHANGE, TRANSFER
          AND CANCELLATION OF WARRANT CERTIFICATES

          5.1 SPLIT UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. Prior to Exercise Deadline, Warrant Certificates, subject to the provisions of Section 5.2, may be split up, combined or exchanged for other Warrant Certificates representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Warrant Agent at its Principal Office and shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined or exchanged at said office. Subject to any applicable laws, rules or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the Company may give to the Warrant Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfer of outstanding Warrant Certificates may be effected by the Warrant Agent from time to time upon the books of the Company to be maintained by the Warrant Agent for that purpose, upon a surrender of the Warrant Certificate to the Warrant Agent at its Principal Office, with the assignment form set forth in the Warrant Certificate duly executed and with Signatures Guaranteed. Upon any such surrender for split up, combination, exchange or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Warrant Agent may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant
Certificate.

          5.2 CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be cancelled and shall not be reissued by the Company; and, except as provided (i) in Section 2.5, in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate, or (ii) in Section 5.1, in case of a split up, combination, exchange or transfer of the Warrants evidenced by a Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu of such cancelled Warrant Certificate. Any Warrant Certificate so cancelled shall be retained by the Warrant Agent for a period of seven years thereafter, after which it shall be destroyed unless the Warrant Agent is otherwise directed by the Company.

          5.3 AGREEMENT OF WARRANT CERTIFICATE HOLDERS. Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and the Warrant Agent and with every other holder of a Warrant Certificate that:

               (a) transfer of the Warrant Certificates shall be registered on the books of the Company maintained for that purpose by the Warrant Agent only if surrendered at the Principal Office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer, with Signatures Guaranteed; and

               (b) prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                         ARTICLE VI

           PROVISIONS CONCERNING THE WARRANT AGENT
                      AND OTHER MATTERS

          6.1 PAYMENT OF TAXES AND CHARGES. The Company will from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of shares of Common Stock upon the exercise of any Warrants, but any transfer taxes in connection with the issuance of Warrant Certificates or certificates for shares of Common Stock in any name other than that of the registered holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Company shall not be required to issue or deliver any Warrant Certificate or certificate for shares of Common Stock until such taxes shall have been paid or it has been established to the Company's satisfaction that no tax is due.

          6.2   RESIGNATION OR REMOVAL OF WARRANT AGENT.  The Warrant
Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving 30 days' notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. Upon comparable notice to the Warrant Agent, the Company may remove the Warrant Agent; provided, however, that in such event the Company shall appoint a new Warrant
Agent, as hereinafter provided, and the removal of the Warrant Agent shall not be effective until a new Warrant Agent has been appointed and has accepted such appointment. If the office of Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of any Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or any such court, shall be a registered transfer agent, bank or trust company in good standing and incorporated under the United States banking laws or under the laws of any State within the United States, having its principal office within the United States. Any new Warrant
Agent appointed hereunder shall execute, acknowledge and deliver to the former Warrant Agent last in office and to the Company, an instrument accepting such appointment under substantially the same terms and conditions as are contained herein and thereupon such new Warrant Agent, without any further act or deed, shall become vested with the rights, powers, duties and responsibilities of the Warrant Agent and the former Warrant Agent shall cease to be the Warrant Agent; but if for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former Warrant Agent.

          6.3 NOTICE OF APPOINTMENT. Not later than the effective date of the appointment of a new Warrant Agent, the Company shall cause notice thereof to be mailed to the former Warrant Agent and the transfer agent, if any, for the Common Stock and shall forthwith cause a copy of such notice to be mailed to each registered holder of a Warrant Certificate. Failure to mail such notice, or any defect contained therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent.

          6.4 MERGER OF WARRANT AGENT. Any company into which the Warrant Agent may be merged or with which it may be consolidated, or any company resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without further act, provided that such company would be eligible for appointment as a successor Warrant Agent under the provisions of Section 6.2 hereof. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and distribute Warrant Certificates countersigned but not distributed by such predecessor Warrant Agent, or may countersign the Warrant Certificates in its own name.

          6.5 COMPANY RESPONSIBILITIES. The Company agrees that it shall (i) pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenses, advances and expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder (including reasonable fees and expenses of its counsel); (ii) provide the Warrant Agent, upon request, with sufficient funds to pay any cash due pursuant to Section 3.10 upon exercise of Warrants; and (iii) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

          6.6 CERTIFICATION FOR THE BENEFIT OF WARRANT AGENT. Whenever in the performance of its duties under this

Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established or that any instructions with respect to the performance of its duties hereunder be given by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by the Chairman, the Chief
Executive Officer, the President, a Vice President, the Secretary or the Treasurer of the Company and delivered to the Warrant Agent. Such certificate or instrument may be relied upon by the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable.

          6.7 BOOKS AND RECORDS. The Warrant Agent shall maintain the Company's books and records for registration and registration of transfer of the Warrant Certificates issued hereunder. Such books and records shall show the names and addresses of the respective holder of the Warrant Certificates, the number of Warrants evidenced on its face by each Warrant Certificate and the date of each Warrant Certificate.

          6.8 LIABILITY OF WARRANT AGENT. The Warrant Agent shall be liable hereunder of its own negligence or willful misconduct. The
Warrant Agent shall act hereunder solely as an agent for the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its counter-signature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof by the Company or in respect of the validity or execution of any Warrant Certificate (except its counter-signature thereof); not shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustment required under the provisions of Article III hereof or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock or other securities will, when issued, be validly authorized and issued and fully paid and nonassessable.

          6.9 USE OF ATTORNEYS, AGENTS AND EMPLOYEES. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees.

          6.10 INDEMNIFICATION. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses or liabilities, including judgments, costs and reasonable counsel fees arising out of or in connection with its agency under this Agreement, except as a result of the negligence or willful misconduct of the Warrant Agent.

          6.11 ACCEPTANCE OF AGENCY. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

          6.12 CHANGES TO AGREEMENT. The Warrant Agent may, without the consent or concurrence of any registered holder of a Warrant Certificate, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that they shall have been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company or the Warrant Agent in this Agreement such further covenants and agreements thereafter to be observed, or
(iii) result in the surrender of any right or power reserved to or conferred upon the Company or the Warrant Agent in this Agreement, but which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the registered holders of Warrant Certificates.

          6.13 ASSIGNMENT. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

          6.14 SUCCESSOR TO COMPANY. The Company will not merge or consolidate with or into any other corporation or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor corporation, unless the corporation resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form and substance to the Warrant Agent and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

          6.15 NOTICES. Any notice or demand required by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing with the Warrant Agent by the Company) as follows:

          Metromedia International Group, Inc.
          c/o Metromedia Company
          One Meadowlands Plaza
          East Rutherford, NJ  07073
          Attention:  General Counsel
          Facsimile:  (201) 531-2803

Any notice or demand required by this Agreement to be given or made by the registered holder of any Warrant Certificate or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing with the Company by the Warrant Agent), as follows:

         -------------------------------------
         -------------------------------------
         -------------------------------------
         -------------------------------------


Any notice or demand required by this Agreement to be given or made by the Company or the Warrant Agent to or on the registered holder of any Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, if sent by first-class or registered mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company maintained by the Warrant Agent. Otherwise such notice or demand shall be deemed given when received by the party entitled thereto.

          6.16 DEFECTS IN NOTICE. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement, shall not affect in any way the rights of any registered holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to
Article III hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

          6.17 GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS WARRANT AGREEMENT AND THE WARRANT CERTIFICATES.

          6.18 STANDING. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the registered holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and assigns, and the registered holders of the Warrant Certificates.

          6.19 HEADINGS. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          6.20 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

          6.21 CONFLICT OF INTEREST. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant Certificates or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Warrant Agent were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company, including, without limitation, as trustee under any indenture or as transfer agent for the Common Stock or any other securities of the Company, or for any other legal entity.

          6.22 AVAILABILITY OF THE AGREEMENT. The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at its Principal Office. Copies of this Agreement may be obtained upon written request addressed to:

          Metromedia International Group, Inc.
          c/o Metromedia Company
          One Meadowlands Plaza
          East Rutherford, NJ  07073
          Attention:  General Counsel


          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                    METROMEDIA INTERNATIONAL GROUP, INC.



                    By:
                       -----------------------------------------
                       Name:
                       Title:


                    [WARRANT AGENT]



                    By:
                       -----------------------------------------
                       Name:
                       Title:

                             Page A-1




                          Exhibit A

                [FORM OF WARRANT CERTIFICATE]

No. ___

                Certificate for ____ Warrants


     NOT EXERCISABLE AFTER 5:00 P.M., NEW YORK CITY TIME, ON ________,
     2006{*}


            METROMEDIA INTERNATIONAL GROUP, INC.
          COMMON STOCK PURCHASE WARRANT CERTIFICATE

          THIS CERTIFIES that:

or registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase one fully paid and nonassessable share of Common Stock, par value $1.00 per share (the "Common Stock"), of Metromedia International Group, Inc., a Delaware corporation (the "Company"), at the initial exercise price (the "Exercise Price") of $20.00, at any time before the Expiration Date (as defined herein), by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon duly executed at the office maintained pursuant to the Warrant Agreement hereinafter referred to for that purpose by _________________, or its successor as warrant agent (any such warrant agent being herein called the "Warrant Agent"), and by paying in full the Exercise Price, plus transfer taxes, if any. Payment of the Exercise Price shall be made in United States currency, by certified check or money order payable to the order of the Company.

          No Warrant may be exercised after 5:00 P.M., New York City time, on the expiration date (the "Expiration Date") which will be __________, 2006{*/}. All warrants evidenced hereby shall thereafter become void.

          Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate in accordance with the terms of the Warrant Agreement, dated as of _____, 1996, between the Company and the Warrant Agent (the "Warrant Agreement"), the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate at the office of the Warrant Agent maintained for that purpose with the form of assignment set forth hereon duly executed, with signatures guaranteed by a member firm of a national securities

-----------------------------------------

**FOOTNOTES**

{*/}Tenth anniversary from date of the Warrant Agreement.

                             Page A-2

exchange, a commercial bank or a trust company located in the United States, or a member of the National Association of Securities Dealers, Inc., or other eligible guarantor institution which is a participant in a signature guarantee program (as such terms are defined in Reg. 240.17Ad-15 under the Securities Exchange Act of 1934, as amended), acceptable to the Warrant Agent. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants shall be issued in accordance with instructions in the form of assignment.

          Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

          Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates of the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the office maintained for such purpose by the Warrant Agent.

          Upon certain events provided for in the Warrant Agreement hereinafter referred to, the Exercise Price, the number of shares of Common Stock issuable upon the exercise of each Warrant is required to be adjusted.

          No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share which the registered holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

          This Warrant Certificate is issued under and in accordance with the Warrant Agreement and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof.

          This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of shareholders or any other proceedings of the Company.

          This Warrant Certificate shall not be valid for any purpose unless and until it shall have been countersigned by the Warrant Agent.

                             Page A-3

          IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be duly executed under its facsimile Corporate Seal.

                         METROMEDIA INTERNATIONAL, INC.


                         By:_______________________
                            Name:
                            Title:


Seal                     Attest:


Countersigned:            [WARRANT AGENT],
                          as Warrant Agent



Dated: ___________       By:________________________
                            Name:
                            Title:

                             Page A-4




               [FORM OF ELECTION TO PURCHASE]

          The undersigned hereby irrevocably elects to exercise
__________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
           -------------------------------------------------
                           (Name)

           -------------------------------------------------
                  (ADDRESS, INCLUDING ZIP CODE)

          --------------------------------------------------
          (SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER)

DELIVER TO:
          --------------------------------------------------
                           (Name)

          --------------------------------------------------
                   (ADDRESS, INCLUDING ZIP CODE)

          If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned request that a new Warrant certificate representing the number of full Warrants not exercised be issued and delivered as set forth above.

          In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $________ by certified check or money order payable to the order of the Company in United States currency.

Dated: _______________

______________________        ______________________________
(Insert Social Security       (Signature of registered holder)
or other identifying
number(s) of holder(s)
                              -------------------------------
                              (signature of registered holder, if co-owned)

                           NOTE: Signature must conform in all respects to name of holder as specified on the face of the Warrant certificate.




Signature(s) Guaranteed:

                             Page A-5


                          [FORM OF
                         ASSIGNMENT]


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of warrants set forth below:



NAME OF ASSIGNEE              ADDRESS                       NO. OF WARRANTS





and does hereby irrevocably constitute and appoint _______________ to make such transfer on the books of Metromedia International Group, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated:    ____________, 19__



_________________________              _____________________________
(Insert Social Security or            (Signature of Assignee)
other identifying number(s)
number(s) of holder(s)
                                       -----------------------------
                                      (Signature of Assignee if co-owned)

            NOTE: Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.


    Signature(s) Guaranteed:

                                                   EXHIBIT B



                     Metromedia Company
                    One Meadowlands Plaza
                 East Rutherford, NJ  07073



                              December 20, 1995



Alliance Entertainment Corp.
110 East 59th Street
New York, NY  10022

Ladies and Gentlemen:

          Reference is made to the Agreement and Plan of Merger (the "Merger Agreement") of even date herewith among Metromedia International Group, Inc. ("MIG"), Alliance Merger Corp. and Alliance Entertainment Corp. ("Alliance"). This is the Credit Support Letter referred to in Sections 3.2(v) and 5.1(j) of the Merger Agreement.

          The undersigned, subject to consummation of the Merger (as defined in the Merger Agreement), hereby agrees to provide the funds (or, at our option, purchase the Notes (as defined below)), in a manner which does not cause a default under Alliance's or MIG's outstanding indebtedness, required by Alliance or MIG in connection with Alliance's obligation, pursuant to Section 4.07 of the Indenture between Alliance and Bankers Trust Company dated July 25, 1995 (the "Indenture"), under which Alliance's 11 1/4 % Senior Subordinated Notes Due 2005 were issued, to repurchase all of the Notes required to be repurchased as specified in
Section 4.07 of the Indenture. The agreement of the undersigned set forth herein shall terminate upon termination of the Merger Agreement or the consummation of a Change of Control Offer (as such term is defined in the Indenture).


                              METROMEDIA COMPANY




                              By /S/ SILVIA KESSEL
                                 --------------------------
                              Name:  Silvia Kessel
                              Title: Senior Vice
                                     President


Accepted and Agreed to:
ALLIANCE ENTERTAINMENT CORP.


By   /S/ ANIL K. NARANG
   ----------------------------
   Name:  /s/ Anil K. Narang
   Title: President

                                                   EXHIBIT C


____________________________________________________________






                REGISTRATION RIGHTS AGREEMENT

                          Between

            METROMEDIA INTERNATIONAL GROUP, INC.

                             and

                THE STOCKHOLDERS NAMED HEREIN




    _____________________________________________________


                 Common Stock, par value $1.00 per share
                     Common Stock Purchase Warrants
    _____________________________________________________







                Dated as of January 31, 1995







____________________________________________________________

                      TABLE OF CONTENTS


                                                        PAGE

1.   Registration Under Securities Act, etc................1

     1.1  Registration on Request; Shelf Registration......1
     1.2  Registration Procedures..........................2
     1.3  Preparation; Reasonable Investigation............5
     1.4  Indemnification..................................5

2.   Definitions...........................................9

3.   Rule 144 and Rule 144A...............................11

4.   Amendments and Waivers...............................11

5.   Nominees for Beneficial Owners.......................11

6.   Notices..............................................11

7.   Assignment...........................................12

8.   Calculation of Percentage Interests in
     Registrable Securities...............................12

9.   Representations......................................12

10.  Holdback Agreements..................................12

11.  No Inconsistent Agreements...........................13

12.  Remedies.............................................13

13.  Severability.........................................13

14.  Entire Agreement.....................................13

15.  Descriptive Headings.................................13

16.  Governing Law........................................14

17.  Counterparts.........................................14

          REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of January 31, 1995 among the stockholders listed on the signature pages hereof (the "Stockholders"), and Metromedia International Group, Inc., a Delaware corporation ("MIG" or the "Company"). Capitalized terms used herein but not otherwise defined shall have the meanings given them in
Section 2 of this Agreement.

          WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof (as amended, the "Merger Agreement"), among the Company, Alliance Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Alliance Mergerco"), and Alliance Entertainment Corp., a Delaware corporation, Alliance Mergerco will merge with and into Alliance, with Alliance being the surviving corporation of such merger (the "Merger"); and

          WHEREAS, pursuant to the Merger Agreement, the Stockholders will receive shares of common stock, par value $1.00 per share, of the Company ("Common Stock") and Common Stock Purchase Warrants (the
"Warrants").

          1.   REGISTRATION UNDER SECURITIES ACT, ETC.

               1.1 REGISTRATION ON REQUEST; SHELF REGISTRATION. MIG shall file as soon as reasonably practicable following the date hereof a "shelf" registration statement with respect to the Registrable Securities (as defined below) to be issued to the Stockholders pursuant to the Merger Agreement on Form S-3 pursuant to Rule 415 under the Securities Act (the "Shelf Registration"). MIG shall use its best efforts to have the Shelf Registration declared effective as soon as reasonably practicable after such filing, and shall use its best efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is declared effective until the earlier of (i) such time as all of the Registrable Securities shall cease to be Registrable Securities and (ii) the third anniversary of the Effective Time (as such term is defined in the Merger Agreement) of the Merger; provided that if, pursuant to Section 10 hereof, the Stockholders are required to discontinue disposition of any Registrable Securities covered by the Shelf Registration, such time period shall be extended by the length of such discontinuance.

          Subject to Section 10 hereof, MIG shall supplement or amend, if necessary, the Shelf Registration, as required by the registration form utilized by MIG or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations promulgated thereunder or as reasonably requested by the holder or holders of a majority of the Registrable Securities (the "Majority Holders"), and MIG shall furnish to the holders of the Registrable Securities to which the Shelf Registration relates copies of any such supplement or amendment prior to its being used and/or filed with the Commission. MIG shall pay all Registration Expenses incurred in connection with the Shelf Registration and any supplements or amendments thereto, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Shelf Registration.

               1.2 REGISTRATION PROCEDURES. In connection with the registration statement filed pursuant to Section 1.1, the Company will, as expeditiously as possible:

                      (i) subject to Section 10 hereof, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement or as may be reasonably requested by the Majority Holders, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                     (ii)  furnish to each seller of Registrable
     Securities covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                    (iii) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and
     (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iii) be obligated to be so qualified, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                     (iv) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                      (v) subject to Section 10 hereof, promptly notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                     (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such seller of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus; and

                    (vii) use its best efforts to list all Registrable Securities covered by such registration statement on the NYSE, the AMEX or such other national securities exchange on which Registrable Securities of the same class and, if applicable, series, covered by such registration statement are then listed or on the National Association of Securities Dealers Automated Quotations System, Inc. ("NASDAQ") if the Registrable Securities are quoted on NASDAQ.

The Company may (i) require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and
(ii) require each seller of Registrable Securities to agree to comply with the Securities Act and the Exchange Act in connection with the registration and distribution of the Registrable Securities.

          Notwithstanding the foregoing, if any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and in its sole and exclusive judgment such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require the insertion therein of language, in form and substance reasonably satisfactory to such holder and the Company, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (v) of this Section 1.2, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (v) of this Section 1.2 and, if so directed by the Company, will promptly deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

               1.3 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company (i) shall give a representative holder designated in writing to the Company by the Majority Holders (the "Representative") and counsel and accountants designated by the Representative the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, (ii) shall give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Representative and such counsel or accountants, to conduct a reasonable investigation within the meaning of the Securities Act and
(iii) shall promptly notify the Representative and its counsel of any stop order issued or threatened by the Commission and promptly take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

               1.4  INDEMNIFICATION.

                    (a) INDEMNIFICATION BY THE COMPANY. The Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 1.1, each seller of any Registrable Securities covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, and their respective directors, officers, partners, shareholders, employees and affiliates against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or any such director, officer, partner, shareholder, employee, affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and the Company will reimburse each such seller or underwriter and each such director, officer, partner, shareholder, employee, affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such seller or any such director, officer, employee, affiliate, partner or controlling person and shall survive the transfer of such securities by such seller.

                    (b) INDEMNIFICATION BY THE SELLERS. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 1.4) the Company, and each director, officer, employee and shareholder of the Company and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of a material fact contained in or any omission or alleged omission to state therein a material fact in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; PROVIDED, HOWEVER, that the liability of such indemnifying party under this Section 1.4(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, shareholder or controlling person and shall survive the transfer of such securities by such seller.

                    (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 1.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 1.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.
In case any such action is brought against an indemnified party the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that if the indemnified party reasonably believes it is advisable for it to be represented by separate counsel because there exists a conflict of interest between its interests and those of the indemnifying party with respect to such claim, or there exist defenses available to such indemnified party which may not be available to the indemnifying party, or if the indemnifying party shall fail to assume responsibility for such defense, the indemnified party may retain counsel satisfactory to it and the indemnifying party shall pay all fees and expenses of such counsel.
No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably requested in connection with the defense of such claim and litigation resulting therefrom.

                    (d) CONTRIBUTION. If the indemnification provided for in this Section 1.4 shall for any reason be held by a court of competent jurisdiction to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement in connection with the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations (the relative fault of the Company and such prospective sellers to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such prospective sellers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law; in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint and no prospective seller shall be liable under this subparagraph (d) for any amount in excess of the proceeds received by the Seller in the offering giving rise to the liability hereunder. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld or delayed.

                    (e) OTHER INDEMNIFICATION. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 1.4 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law, rule or regulation of any governmental authority other than the Securities Act.

                    (f) INDEMNIFICATION PAYMENTS. The indemnification and contribution required by this Section 1.4 shall be made by prompt periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          2. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          "AMEX" means the American Stock Exchange Inc.

          "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such successor federal statute.

          "MAJORITY HOLDERS" is defined in Section 1.1.

          "NYSE" means the New York Stock Exchange, Inc.

          "PERSON" means any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency, department or political subdivision thereof) or other entity of any kind.

          "REGISTRABLE SECURITIES" means (i) the Shares and (ii) any
Related Registrable Securities.  As to any particular Registrable
Securities, once issued such
securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they and all such other Registrable Securities owned by a holder may be distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not, in the opinion of counsel to the holders (or in the opinion of counsel to the Company, which opinion is reasonably satisfactory to the holders), require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding. All references to percentages of Registrable Securities shall be calculated pursuant to Section 8.

          "REGISTRATION EXPENSES" means all costs, fees and expenses incident to the Company's performance of or compliance with Section 1, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses and the fees and disbursements of counsel for the Company and of its independent public accountants, but excluding any underwriting fees, expenses, discounts or other costs payable to any underwriter, broker or dealer.

          "RELATED REGISTRABLE SECURITIES" means any securities of the Company issued or issuable with respect to the Shares by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          "SECURITIES ACT" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such successor federal statute.

          "SHARES" means (i) the shares of Common Stock to be received by the Stockholders pursuant to the Merger Agreement, (ii) the Warrants to be received by the Stockholders pursuant to the Merger Agreement and
(iii) the shares of Common Stock for which the Warrants are exercisable.

          3. RULE 144 AND RULE 144A. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time,
(b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

          4. AMENDMENTS AND WAIVERS. This Agreement may be amended with the written consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Majority Holders affected by such amendment, action or omission to act. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.

          5. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request, consent, waiver or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

          6. NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telex, telegram, telecopier, reputable courier service or personal delivery to the addresses of the Stockholders set forth below their names on the signature pages hereof and to the Company at the following address (or at such other address for a party as shall be specified by like notice):

                    c/o Metromedia Company
                    One Meadowlands Plaza
                    East Rutherford, NJ 07073
                    Attn:  General Counsel
                    Telecopy:  (201) 531-2803


All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being sent by reputable courier service; three business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged, if telecopied.

          7. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and, with respect to the Company, its respective successors and assigns and, with respect to the Stockholder, any holder of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or to take certain actions, contained herein.

          8. CALCULATION OF PERCENTAGE INTERESTS IN REGISTRABLE SECURITIES. For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the total number of shares of Common Stock included in the definition of the Registrable Securities outstanding at the time such calculation is made (calculated assuming that all of the Warrants had been exercised for shares of Common Stock).

          9. REPRESENTATIONS. Each of the Stockholders agrees not to sell or otherwise dispose of the Shares in any transaction which, in the reasonable opinion of Company's counsel, would be in violation of the Securities Act. Each of the Stockholders acknowledges that a legend appears on the certificates for the Shares reflecting the foregoing restriction and each of the Stockholders hereby consents to the Company's maintaining "stop transfer" instructions with its transfer agent with respect thereto.

          10. HOLDBACK AGREEMENTS. Notwithstanding anything in this Agreement to the contrary if (i) the Company shall determine in good faith that it would be significantly disadvantageous to the Company and its stockholders for any such Shelf Registration to be amended or supplemented and (ii) the need for such an amendment or supplement is not caused by a proposed public offering of any securities of the Company by any of its securityholders (other than an offering made pursuant to a registration on Form S-8), the Company may defer such amending or supplementing of such Shelf Registration for not more than 60 days and in such event, upon appropriate notice to the Stockholders, the Stockholders shall be required to discontinue disposition of any Registrable
Securities covered by such Shelf Registration during such period.

          11. NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

          12. REMEDIES. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          13. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended and understood that all of the rights and privileges of each of the Stockholders shall be enforceable to the fullest extent permitted by law.

          14. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          15. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

          16. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

          17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                         [Insert Signature Lines for Stockholders]





                         METROMEDIA INTERNATIONAL GROUP, INC.


                         By:
                            ------------------------------------
                            Name:
                            Title:

                                                      EXHIBIT D-1









____________________________________________________________



                     STOCK PURCHASE AGREEMENT


                              between


                        METROMEDIA COMPANY



                                and




                         JOSEPH J. BIANCO




                               Dated

                     ________________________

                       _____________, 1996

                     _________________________



____________________________________________________________

                      TABLE OF CONTENTS


                                                        PAGE

1.   Sale and Purchase of Shares and Warrants..............2
     1.1    Sale and Purchase of Shares....................2
     1.2    Purchase Price.................................2

2.   Closing; Closing Date.................................2

3.   Representations and Warranties of Seller..............3
     3.1    Title to the Shares and Warrants...............3
     3.2    Authority to Execute and Perform Agreement.....3
     3.3    Representations and Warranties on Closing
            Date...........................................4

4.   Conditions Precedent to the Obligation of the Buyer
     to Close .............................................4
     4.1    Representations and Warranties.................4
     4.2    No Orders......................................5
     4.3    Tag-Along Rights.  ............................5
     4.4    Merger.  ......................................5

5.   Conditions Precedent to the Obligation of the Seller
     to Close..............................................5

6.   Covenants of the Seller...............................5
     6.1    Irrevocable Proxy..............................5
     6.3    Holdback Agreements............................6

7.   Survival of Representations and Warranties of the
     Seller After Closing..................................7

8.   General Indemnification...............................7
     8.1    Obligation of the Seller to Indemnify..........7
     8.2    Notice and Opportunity to Defend...............8

9.   Termination of Agreement..............................9

10.  Miscellaneous........................................10
     10.1   Certain Definitions...........................10
     10.2   Notices.......................................11
     10.3   Entire Agreement..............................12
     10.4   Waivers and Amendments........................12
     10.5   GOVERNING LAW.................................13
     10.6   Binding Effect; No Assignment.................13
     10.7   Variations in Pronouns........................13
     10.8   Counterparts..................................13
     10.9   Headings......................................13
     10.10  Severability of Provisions....................13

                  STOCK PURCHASE AGREEMENT


          AGREEMENT, dated __________, 1996, by and between Metromedia

Company, a Delaware general partnership (the "Buyer"), and Joseph J.

Bianco (the "Seller").

          The Seller is the record and beneficial owner of (i) 2,100,000 shares of common stock, par value $1.00 per share (the "Common Stock"),

of Metromedia International Group, Inc., a Delaware corporation ("MIG"),

(the "Shares"), (ii) 855,000 Warrants to purchase shares of Common Stock with the terms and provisions set forth in Exhibit A (the "Warrants") to the Agreement and Plan of Merger dated as of the date hereof among MIG,

Alliance Merger Corp. and Alliance Entertainment Corp. (the "Merger

Agreement") and (iii) any additional Warrants received (A) as consideration in the Merger (as such term is defined in the Merger

Agreement) and/or (B) after the Effective Time (as such term is defined in the Merger Agreement) upon the exercise of options to purchase shares of Common Stock (collectively, the "Additional Warrants").  The Seller wishes to sell the Shares, the Warrants and the Additional Warrants and

the Buyer wishes to purchase the Shares, Warrants and the Additional

Warrants upon the terms and subject to the conditions of this Agreement.

Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 10.1 hereof.

          Accordingly, the parties agree as follows:


          1.   SALE AND PURCHASE OF SHARES AND WARRANTS.

               1.1  SALE AND PURCHASE OF SHARES AND WARRANTS.  At the

Closing (as hereinafter defined), (i) the Seller shall sell, and the

Buyer shall purchase, all of the Shares, Warrants and Additional

Warrants, if any, free of any Liens, (ii) the Seller shall deliver or cause to be delivered to the Buyer certificates representing all of the

Shares, Warrants and Additional Warrants, if any, accompanied by stock and warrant powers duly executed in blank, in proper form for transfer,

and with all appropriate stock transfer tax stamps affixed, and (iii) the

Buyer shall deliver the Purchase Price (as hereinafter defined) to the

Seller.

               1.2  PURCHASE PRICE.  The aggregate purchase price for the

Shares, Warrants and the Additional Warrants (the "Purchase Price") shall be $36,000,000 (the "Closing Payment").  The Buyer shall pay the Closing

Payment to the Seller, against receipt of the Shares, Warrants and

Additional Warrants, if any, at the Closing, by a certified or official bank check, or cash by wire transfer of immediately available funds.


          2.   CLOSING; CLOSING DATE.  The closing of the purchase and

sale of the Shares and Warrants (the "Closing") shall take place as soon as practicable following the consummation of the Merger (as such term is defined in the

Merger Agreement) and satisfaction or waiver of the other conditions set forth in Article 4 hereof at the offices of Paul, Weiss,

Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New

York 10019 or at such other place and time as the parties may agree in writing (such time and date being referred to herein as the "Closing

Date").  The Closing shall be effective as of the close of business on that date.


          3.   REPRESENTATIONS AND WARRANTIES OF SELLER.  The Seller

represents and warrants to the Buyer as follows:

               3.1  TITLE TO THE SHARES AND WARRANTS.  As of the Closing

Date, the Seller shall own of record, free and clear of any Lien, the

Shares and Warrants, and, upon delivery of and payment for such Shares and Warrants as herein provided, the Seller will convey to the Buyer good and valid title thereto, free and clear of any Lien.  As of the date of transfer of the Additional Warrants, the Seller shall own of record, free and clear of any Lien, the Additional Warrants, and upon delivery of and payment for such Additional Warrants as herein provided, the Seller will convey to the Buyer good and valid title thereto, free and clear of any

Lien.

               3.2  AUTHORITY TO EXECUTE AND PERFORM AGREEMENT.  The

Seller has the full legal right, power and all authority required to enter into, execute and deliver this Agreement and to perform fully the

Seller's obligations
hereunder.  This Agreement has been duly executed and delivered by the Seller and (assuming the due authorization, execution and delivery hereof by the Buyer) is a legal, valid and binding obligation of Seller enforceable in accordance with its terms, subject,

as to enforcement, to bankruptcy, insolvency, reorganization, moratorium,

or other similar laws affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

               3.3  REPRESENTATIONS AND WARRANTIES ON CLOSING DATE.  The

representations and warranties contained in this Article 3 shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the

Closing Date.


          4.   CONDITIONS PRECEDENT TO THE OBLIGATION OF THE BUYER TO

CLOSE.  The obligation of the Buyer to enter into and complete the

Closing is subject, at the option of the Buyer, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

               4.1  REPRESENTATIONS AND WARRANTIES.  The representations

and warranties of the Seller contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

               4.2  NO ORDERS.  There shall be no Order of any nature in

effect that prevents the consummation of the transactions contemplated hereby.

               4.3  TAG-ALONG RIGHTS.  All tag-along or similar rights

relating to the Shares and/or Warrants shall have been waived, expired or lapsed, and to the knowledge of the Buyer and the Seller, no claim of tag-along or similar rights relating to the Shares and/or Warrants shall have been made.

               4.4  MERGER.  The Merger (as defined in the Merger

Agreement) shall have been consummated.


          5.   CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLER TO

CLOSE.  The obligation of the Seller to enter into and complete the

Closing is subject, at the option of the Seller, to the fulfillment on or prior to the Closing Date of the condition, which may be waived by the

Seller, that the Merger shall have been consummated.


          6.   COVENANTS OF THE SELLER.

               6.1  IRREVOCABLE PROXY.  The Seller hereby grants to the

Buyer an irrevocable proxy coupled with an interest with respect to the

Shares and agrees to execute all documents and do all things reasonably necessary in connection therewith.

               6.2  ADDITIONAL WARRANTS.  Seller hereby assigns any

Additional Warrants and the right to receive any Additional Warrants to the Buyer and agrees to (i)notify

Buyer if he intends to exercise any options to purchase shares of Alliance common stock or shares of Common Stock if

Warrants are to be received upon such exercise, (ii) instruct

MIG and the warrant agent for the Warrants that all Additional Warrants shall be issued directly to the Buyer in the name of Buyer (or its designee) and (iii) promptly execute all necessary instruments of assignment to transfer to Buyer (or its designee) any Additional Warrants received by Seller.  Seller and Buyer agree that no additional consideration other than the Purchase Price shall be paid by Buyer to

Seller for the Additional Warrants.

               6.3  HOLDBACK AGREEMENTS.  The Seller agrees, that in

connection with an underwritten registration statement by MIG of Common

Stock or any debt, equity or other security or other contractual right convertible into or exercisable or exchangeable for, or based on the value of, the Common Stock, or any warrants, options or other rights to purchase the Common Stock or any of the foregoing ("Equity Securities"),

if so requested by the managing underwriter for such registration statement, not to sell, make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution of Equity

Securities or otherwise dispose of any Equity Securities of MIG during the period beginning 15 days prior to the effective date of such registration statement and ending 180 days after the effective date of such registration statement or such shorter period as the Buyer and its

Affiliates are subject.  Seller and Buyer expressly agree and acknowledge that MIG shall be deemed a third party beneficiary of this provision.


          7.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE SELLER

AFTER CLOSING.  Notwithstanding any right of the Buyer to investigate and notwithstanding any knowledge of facts determined or determinable by the

Buyer pursuant to such investigation or right of investigation, the Buyer has the right to rely fully upon the representations and warranties of the Seller contained in this Agreement.  The indemnification obligations set forth in Section 8.1, and the rights and remedies at law or equity of the Buyer shall not be diminished or otherwise affected by the knowledge of the Buyer at any time of any facts relating to the matters represented or warranted by the Seller in this Agreement.  Notwithstanding any waiver by the Buyer of any condition precedent to its obligation to close, all representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder.


          8.   GENERAL INDEMNIFICATION.

               8.1  OBLIGATION OF THE SELLER TO INDEMNIFY.  The Seller

(the "Indemnifying Party") agrees to indemnify, defend and hold harmless the Buyer (and its partners, officers, employees, Affiliates, successors and assigns) (collectively, the "Indemnitees") from and against all losses, liabilities, damages, deficiencies, demands, claims, actions,

judgments or causes of action, assessments, costs or expenses (including,

without limitation, interest, penalties and reasonable attorneys' fees,

disbursements and other charges incurred by any Indemnitee in any action or proceeding between the Indemnifying Party and an Indemnitee or between an Indemnitee and any third party or otherwise) ("Losses") based upon,

arising out of, or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty contained in Article 3 or any

(ii) claim, action or proceeding brought by any person claiming any tag-

along or similar rights relating to the Shares, Warrants, and/or

Additional Warrants.  The Indemnifying Party shall promptly reimburse any

Indemnitee for any such costs and expenses incurred by the Indemnitee from time to time upon the written request of the Indemnitee.

               8.2  NOTICE AND OPPORTUNITY TO DEFEND.

                     (a)  Promptly after receipt by an Indemnitee of

notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an

"Asserted Liability") that may result in any Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to the Indemnifying Party.  The

Claims Notice shall describe the Asserted Liability in reasonable detail,

and shall indicate
the amount (estimated, if necessary and to the extent

feasible) of the Loss that has been or may be suffered by the Indemnitee.

                     (b)  Any Indemnitee may elect to compromise or

defend, at the expense of the Indemnifying Party, any Asserted Liability.

If an Indemnitee elects to compromise or defend such Asserted Liability,

it shall within 30 days (or sooner, if the nature of the Asserted

Liability so requires) notify the Indemnifying Party of its intent to do so, and the Indemnifying Party shall cooperate, at the expense of the

Indemnifying Party, in the compromise of, or defense against, such

Asserted Liability.  Notwithstanding the foregoing, neither the

Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; PROVIDED, HOWEVER, that consent to settlement or compromise shall not be unreasonably withheld.  In any event, the Indemnifying Party may participate, at its own expense, in the defense of such Asserted Liability.  Each of the Indemnitee and the

Indemnifying Party shall make available to the other party any books,

records or other documents within its control that are necessary or appropriate for any defense of an Asserted Liability by the other party.


          9.   TERMINATION OF AGREEMENT.

               This Agreement shall terminate prior to the Closing as

follows:

                     (i)  upon the termination of the Merger Agreement;

or

                    (ii)  at any time on or prior to the Closing Date, by

mutual written consent of the Seller and the Buyer.

          If this Agreement so terminates, it shall become null and void and have no further force or effect, PROVIDED, HOWEVER, that each party shall be liable in respect of a termination of this Agreement pursuant to this Section to the extent that failure to satisfy the conditions of

Article 4 or Article 5, as the case may be, results from the intentional or willful violation of, or willful misstatement contained in, the representations or warranties of such party contained in this Agreement.


          10.  MISCELLANEOUS.

               10.1  CERTAIN DEFINITIONS.  (a) As used in this Agreement,

the following terms have the following meanings:

                     (i)  "AFFILIATE" means, with respect to any Person,

any other Person controlling, controlled by or under common control with,

or the parents, spouse, lineal descendants or beneficiaries of, such

Person.

                    (ii)  "LIEN" means any lien, pledge, mortgage,

security interest, claim, lease, charge, option, right of first refusal,

easement, servitude, transfer restriction under any shareholder or similar agreement,
encumbrance or any other restriction or limitation whatsoever.

                   (iii)  "ORDER" means any order, judgment, injunction,

award, decision, determination, decree or writ.

                    (iv)  "PERSON" means any individual, corporation,

partnership, firm, joint venture, association, joint-stock company,

trust, unincorporated organization, Governmental Body or other entity.

               10.2  NOTICES.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally, telegraphed,

telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                    (i)  if to the Buyer, to:

                         Metromedia Company
                         One Meadowlands Plaza
                         East Rutherford, NJ  07073

                         Attention:  General Counsel
                         Facsimile:  (201) 531-2803

                         with a copy to:

                         Paul, Weiss, Rifkind, Wharton &
                           Garrison
                         1285 Avenue of the Americas
                         New York, New York  10019-6064

                         Attention:  James M. Dubin, Esq.
                         Facsimile:  (212) 757-3990

                   (ii)  if to the Seller, to:

                         Joseph J. Bianco
                         [Address]
                         [Address]

                         with a copy to:

                         Cahill Gordon & Reindel
                         80 Pine Street
                         New York, New York  10005

                         Attention:  Stephen A. Greene, Esq.
                         Facsimile:  (212) 269-5420

Any party may by notice given in accordance with this Section to the other parties designate another address or Person for receipt of notices hereunder.

               10.3  ENTIRE AGREEMENT.  This Agreement contains the entire agreement among the parties with respect to the purchase of the Shares and Warrants and supersede all prior agreements, written or oral, with respect thereto.

               10.4  WAIVERS AND AMENDMENTS.  This Agreement may be

amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Buyer and the

Seller or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege,

nor any single or partial exercise of any such right, power or privilege,

preclude any further exercise thereof or the exercise of any other such right, power or privilege.

               10.5  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE

TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

               10.6  BINDING EFFECT; NO ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.  This Agreement is not assignable, except that the Buyer may assign its rights hereunder to any of its Affiliates.

               10.7  VARIATIONS IN PRONOUNS.  All pronouns and any

variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

               10.8  COUNTERPARTS.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

               10.9  HEADINGS.  The headings in this Agreement are for

reference only, and shall not affect the interpretation of this

Agreement.

               10.10  SEVERABILITY OF PROVISIONS.  If any provision or any portion of any provision of this Agreement, or the application of any such provision or any portion thereof to any Person or circumstance,

shall be held invalid
or unenforceable, the remaining portion of such provision

and the remaining provisions of this Agreement, and the

application of such provision or portion of such provision as is held invalid or unenforceable to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.


          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                         METROMEDIA COMPANY


                         By____________________________
                           Name:
                           Title:




                         ______________________________
                                 Joseph J. Bianco

                                                      EXHIBIT D-2









____________________________________________________________



                     STOCK PURCHASE AGREEMENT


                              between


                        METROMEDIA COMPANY



                                and




                          ANIL K. NARANG




                               Dated

                     ________________________

                       _____________, 1996

                     _________________________



____________________________________________________________

                      TABLE OF CONTENTS


                                                        PAGE

1.   Sale and Purchase of Shares and Warrants..............2
     1.1    Sale and Purchase of Shares....................2
     1.2    Purchase Price.................................2

2.   Closing; Closing Date.................................2

3.   Representations and Warranties of Seller..............3
     3.1    Title to the Shares and Warrants...............3
     3.2    Authority to Execute and Perform Agreement.....3
     3.3    Representations and Warranties on Closing
            Date...........................................4

4.   Conditions Precedent to the Obligation of the Buyer
     to Close .............................................4
     4.1    Representations and Warranties.................4
     4.2    No Orders......................................5
     4.3    Tag-Along Rights.  ............................5
     4.4    Merger.  ......................................5

5.   Conditions Precedent to the Obligation of the Seller
     to Close..............................................5

6.   Covenants of the Seller...............................5
     6.1    Irrevocable Proxy..............................5
     6.3    Holdback Agreements............................6

7.   Survival of Representations and Warranties of the Seller
     After Closing.........................................7

8.   General Indemnification...............................7
     8.1    Obligation of the Seller to Indemnify..........7
     8.2    Notice and Opportunity to Defend...............8

9.   Termination of Agreement..............................9

10.  Miscellaneous........................................10
     10.1   Certain Definitions...........................10
     10.2   Notices.......................................11
     10.3   Entire Agreement..............................12
     10.4   Waivers and Amendments........................12
     10.5   GOVERNING LAW.................................13
     10.6   Binding Effect; No Assignment.................13
     10.7   Variations in Pronouns........................13
     10.8   Counterparts..................................13
     10.9   Headings......................................13
     10.10  Severability of Provisions....................13

                  STOCK PURCHASE AGREEMENT


          AGREEMENT, dated __________, 1996, by and between Metromedia

Company, a Delaware general partnership (the "Buyer"), and Anil K. Narang

(the "Seller").

          The Seller is the record and beneficial owner of (i) 420,000 shares of common stock, par value $1.00 per share (the "Common Stock"),

of Metromedia International Group, Inc., a Delaware corporation ("MIG"),

(the "Shares"), (ii) 171,000 Warrants to purchase shares of Common Stock with the terms and provisions set forth in Exhibit A (the "Warrants") to the Agreement and Plan of Merger dated as of the date hereof among MIG,

Alliance Merger Corp. and Alliance Entertainment Corp. (the "Merger

Agreement") and (iii) any additional Warrants received (A) as consideration in the Merger (as such term is defined in the Merger

Agreement) and/or (B) after the Effective Time (as such term is defined in the Merger Agreement) upon the exercise of options to purchase shares of Common Stock (collectively, the "Additional Warrants").  The Seller wishes to sell the Shares, the Warrants and the Additional Warrants and

the Buyer wishes to purchase the Shares, Warrants and the Additional

Warrants upon the terms and subject to the conditions of this Agreement.

Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 10.1 hereof.

          Accordingly, the parties agree as follows:


          1.   SALE AND PURCHASE OF SHARES AND WARRANTS.

               1.1  SALE AND PURCHASE OF SHARES AND WARRANTS.  At the

Closing (as hereinafter defined), (i) the Seller shall sell, and the

Buyer shall purchase, all of the Shares, Warrants and Additional

Warrants, if any, free of any Liens, (ii) the Seller shall deliver or cause to be delivered to the Buyer certificates representing all of the

Shares, Warrants and Additional Warrants, if any, accompanied by stock and warrant powers duly executed in blank, in proper form for transfer,

and with all appropriate stock transfer tax stamps affixed, and (iii) the

Buyer shall deliver the Purchase Price (as hereinafter defined) to the

Seller.

               1.2  PURCHASE PRICE.  The aggregate purchase price for the

Shares, Warrants and the Additional Warrants (the "Purchase Price") shall be $7,200,000 (the "Closing Payment").  The Buyer shall pay the Closing

Payment to the Seller, against receipt of the Shares, Warrants and

Additional Warrants, if any, at the Closing, by a certified or official bank check, or cash by wire transfer of immediately available funds.


          2.   CLOSING; CLOSING DATE.  The closing of the purchase and

sale of the Shares and Warrants (the "Closing") shall take place as soon as practicable following the consummation of the Merger (as such term is defined in the

Merger Agreement) and satisfaction or waiver of the other

conditions set forth in Article 4 hereof at the offices of Paul, Weiss,

Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New

York 10019 or at such other place and time as the parties may agree in writing (such time and date being referred to herein as the "Closing

Date").  The Closing shall be effective as of the close of business on that date.


          3.   REPRESENTATIONS AND WARRANTIES OF SELLER.  The Seller

represents and warrants to the Buyer as follows:

               3.1  TITLE TO THE SHARES AND WARRANTS.  As of the Closing

Date, the Seller shall own of record, free and clear of any Lien, the

Shares and Warrants, and, upon delivery of and payment for such Shares and Warrants as herein provided, the Seller will convey to the Buyer good and valid title thereto, free and clear of any Lien.  As of the date of transfer of the Additional Warrants, the Seller shall own of record, free and clear of any Lien, the Additional Warrants, and upon delivery of and payment for such Additional Warrants as herein provided, the Seller will convey to the Buyer good and valid title thereto, free and clear of any

Lien.

               3.2  AUTHORITY TO EXECUTE AND PERFORM AGREEMENT.  The

Seller has the full legal right, power and all authority required to enter into, execute and deliver this Agreement and to perform fully the

Seller's obligations
hereunder.  This Agreement has been duly executed and delivered by the Seller and (assuming the due authorization, execution and delivery hereof by the Buyer) is a legal, valid and binding obligation of Seller enforceable in accordance with its terms, subject, as to enforcement,

to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

               3.3  REPRESENTATIONS AND WARRANTIES ON CLOSING DATE.  The

representations and warranties contained in this Article 3 shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the

Closing Date.


          4.   CONDITIONS PRECEDENT TO THE OBLIGATION OF THE BUYER TO

CLOSE.  The obligation of the Buyer to enter into and complete the

Closing is subject, at the option of the Buyer, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

               4.1  REPRESENTATIONS AND WARRANTIES.  The representations

and warranties of the Seller contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

               4.2  NO ORDERS.  There shall be no Order of any nature in

effect that prevents the consummation of the transactions contemplated hereby.

               4.3  TAG-ALONG RIGHTS.  All tag-along or similar rights

relating to the Shares and/or Warrants shall have been waived, expired or lapsed, and to the knowledge of the Buyer and the Seller, no claim of tag-along or similar rights relating to the Shares and/or Warrants shall have been made.

               4.4  MERGER.  The Merger (as defined in the Merger

Agreement) shall have been consummated.


          5.   CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLER TO

CLOSE.  The obligation of the Seller to enter into and complete the

Closing is subject, at the option of the Seller, to the fulfillment on or prior to the Closing Date of the condition, which may be waived by the

Seller, that the Merger shall have been consummated.


          6.   COVENANTS OF THE SELLER.

               6.1  IRREVOCABLE PROXY.  The Seller hereby grants to the

Buyer an irrevocable proxy coupled with an interest with respect to the

Shares and agrees to execute all documents and do all things reasonably necessary in connection therewith.

               6.2  ADDITIONAL WARRANTS.  Seller hereby assigns any

Additional Warrants and the right to receive any Additional Warrants to the Buyer and agrees to (i) notify

Buyer if he intends to exercise any options to purchase shares of Alliance common stock or shares of Common Stock if Warrants are to be received upon such exercise, (ii) instruct MIG and the warrant agent for the Warrants that all Additional Warrants shall be issued directly to the Buyer in the name of Buyer (or its designee) and (iii) promptly execute all necessary instruments of assignment to transfer to Buyer (or its designee) any Additional Warrants received by Seller.  Seller and Buyer agree that no additional consideration other than the Purchase Price shall be paid by Buyer to

Seller for the Additional Warrants.

               6.3  HOLDBACK AGREEMENTS.  The Seller agrees, that in

connection with an underwritten registration statement by MIG of Common

Stock or any debt, equity or other security or other contractual right convertible into or exercisable or exchangeable for, or based on the value of, the Common Stock, or any warrants, options or other rights to purchase the Common Stock or any of the foregoing ("Equity Securities"),

if so requested by the managing underwriter for such registration statement, not to sell, make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution of Equity

Securities or otherwise dispose of any Equity Securities of MIG during the period beginning 15 days prior to the effective date of such registration statement and ending 180 days after the effective date of such registration statement or such shorter period as the Buyer and its

Affiliates are subject.  Seller and Buyer expressly agree and acknowledge that MIG shall be deemed a third party beneficiary of this provision.


          7.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE SELLER

AFTER CLOSING.  Notwithstanding any right of the Buyer to investigate and notwithstanding any knowledge of facts determined or determinable by the

Buyer pursuant to such investigation or right of investigation, the Buyer has the right to rely fully upon the representations and warranties of the Seller contained in this Agreement.  The indemnification obligations set forth in Section 8.1, and the rights and remedies at law or equity of the Buyer shall not be diminished or otherwise affected by the knowledge of the Buyer at any time of any facts relating to the matters represented or warranted by the Seller in this Agreement.  Notwithstanding any waiver by the Buyer of any condition precedent to its obligation to close, all representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder.


          8.   GENERAL INDEMNIFICATION.

               8.1  OBLIGATION OF THE SELLER TO INDEMNIFY.  The Seller

(the "Indemnifying Party") agrees to indemnify, defend and hold harmless the Buyer (and its partners, officers, employees, Affiliates, successors and assigns) (collectively, the "Indemnitees") from and against all losses, liabilities, damages, deficiencies, demands, claims, actions,

judgments or causes of action, assessments, costs or expenses (including,

without limitation, interest, penalties and reasonable attorneys' fees,

disbursements and other charges incurred by any Indemnitee in any action or proceeding between the Indemnifying Party and an Indemnitee or between an Indemnitee and any third party or otherwise) ("Losses") based upon,

arising out of, or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty contained in Article 3 or any

(ii) claim, action or proceeding brought by any person claiming any tag-

along or similar rights relating to the Shares, Warrants, and/or

Additional Warrants.  The Indemnifying Party shall promptly reimburse any

Indemnitee for any such costs and expenses incurred by the Indemnitee from time to time upon the written request of the Indemnitee.

               8.2  NOTICE AND OPPORTUNITY TO DEFEND.

                     (a)  Promptly after receipt by an Indemnitee of

notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an

"Asserted Liability") that may result in any Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to the Indemnifying Party.  The

Claims Notice shall describe the Asserted Liability in reasonable detail,

and shall indicate
the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                     (b)  Any Indemnitee may elect to compromise or

defend, at the expense of the Indemnifying Party, any Asserted Liability.

If an Indemnitee elects to compromise or defend such Asserted Liability,

it shall within 30 days (or sooner, if the nature of the Asserted

Liability so requires) notify the Indemnifying Party of its intent to do so, and the Indemnifying Party shall cooperate, at the expense of the

Indemnifying Party, in the compromise of, or defense against, such

Asserted Liability.  Notwithstanding the foregoing, neither the

Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; PROVIDED, HOWEVER, that consent to settlement or compromise shall not be unreasonably withheld.  In any event, the Indemnifying Party may participate, at its own expense, in the defense of such Asserted Liability.  Each of the Indemnitee and the

Indemnifying Party shall make available to the other party any books,

records or other documents within its control that are necessary or appropriate for any defense of an Asserted Liability by the other party.


          9.   TERMINATION OF AGREEMENT.

               This Agreement shall terminate prior to the Closing as

follows:

                     (i)  upon the termination of the Merger Agreement;

or

                    (ii)  at any time on or prior to the Closing Date, by

mutual written consent of the Seller and the Buyer.

          If this Agreement so terminates, it shall become null and void and have no further force or effect, PROVIDED, HOWEVER, that each party shall be liable in respect of a termination of this Agreement pursuant to this Section to the extent that failure to satisfy the conditions of

Article 4 or Article 5, as the case may be, results from the intentional or willful violation of, or willful misstatement contained in, the representations or warranties of such party contained in this Agreement.


          10.  MISCELLANEOUS.

               10.1  CERTAIN DEFINITIONS.  (a) As used in this Agreement,

the following terms have the following meanings:

                     (i)  "AFFILIATE" means, with respect to any Person,

any other Person controlling, controlled by or under common control with,

or the parents, spouse, lineal descendants or beneficiaries of, such

Person.

                    (ii)  "LIEN" means any lien, pledge, mortgage,

security interest, claim, lease, charge, option, right of first refusal,

easement, servitude, transfer restriction under any shareholder or similar agreement,
encumbrance or any other restriction or limitation

whatsoever.

                   (iii)  "ORDER" means any order, judgment, injunction,

award, decision, determination, decree or writ.

                    (iv)  "PERSON" means any individual, corporation,

partnership, firm, joint venture, association, joint-stock company,

trust, unincorporated organization, Governmental Body or other entity.

               10.2  NOTICES.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally, telegraphed,

telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                    (i)  if to the Buyer, to:

                         Metromedia Company
                         One Meadowlands Plaza
                         East Rutherford, NJ  07073

                         Attention:  General Counsel
                         Facsimile:  (201) 531-2803

                         with a copy to:

                         Paul, Weiss, Rifkind, Wharton &
                           Garrison
                         1285 Avenue of the Americas
                         New York, New York  10019-6064

                         Attention:  James M. Dubin, Esq.
                         Facsimile:  (212) 757-3990

                   (ii)  if to the Seller, to:

                         Anil K. Narang
                         [Address]
                         [Address]

                         with a copy to:

                         Cahill Gordon & Reindel
                         80 Pine Street
                         New York, New York  10005

                         Attention:  Stephen A. Greene, Esq.
                         Facsimile:  (212) 269-5420

Any party may by notice given in accordance with this Section to the other parties designate another address or Person for receipt of notices hereunder.

               10.3  ENTIRE AGREEMENT.  This Agreement contains the entire agreement among the parties with respect to the purchase of the Shares and Warrants and supersede all prior agreements, written or oral, with respect thereto.

               10.4  WAIVERS AND AMENDMENTS.  This Agreement may be

amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Buyer and the

Seller or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege,

nor any single or partial exercise of any such right, power or privilege,

preclude any further exercise thereof or the exercise of any other such right, power or privilege.

               10.5  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE

TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

               10.6  BINDING EFFECT; NO ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.  This Agreement is not assignable, except that the Buyer may assign its rights hereunder to any of its Affiliates.

               10.7  VARIATIONS IN PRONOUNS.  All pronouns and any

variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

               10.8  COUNTERPARTS.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

               10.9  HEADINGS.  The headings in this Agreement are for

reference only, and shall not affect the interpretation of this

Agreement.

               10.10  SEVERABILITY OF PROVISIONS.  If any provision or any portion of any provision of this Agreement, or the application of any such provision or any portion thereof to any Person or circumstance,

shall be held invalid
or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, and the application of such provision or portion of such provision as is held

invalid or unenforceable to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.


          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                         METROMEDIA COMPANY


                         By____________________________
                           Name:
                           Title:




                         ______________________________
                                 Anil K. Narang

                                                                Exhibit E



               Opinion of Counsel to Alliance



Opinion of Counsel of Cahill Gordon & Reindel, Counsel to Alliance, shall cover the following matters, subject to customary exceptions and limitations:


          1. Alliance is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. Alliance has all necessary corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and the execution, delivery and performance (including consummation of the Merger) by Alliance of the Merger Agreement have been duly authorized by all necessary action on the part of the Board of Directors and stockholders of Alliance. The Merger Agreement has been duly executed and delivered by Alliance and constitutes the legal, valid and binding obligation of Alliance, enforceable against Alliance in accordance with its terms.{1}

          3. The execution, delivery and performance by Alliance of the Merger Agreement does not violate or result in a breach of or default under (i) any provision of its certificate of incorporation or by-laws or any law or regulation of the State of New York or the United States or any provision of the General Corporation Law of the State of Delaware,
(ii) any order, writ, injunction or decree of which we have knowledge (without independent investigation) of any court or governmental authority binding upon Alliance or to which Alliance is subject, or
(iii) to our knowledge, any provision of any credit agreement, indenture or similar agreement to which Alliance is a party or to which Alliance is bound.

          4. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with
Section 1.3 of the Merger Agreement, the Merger will be effective in accordance with the terms of the Certificate of Merger.

**FOOTNOTES**

{1/}Enforceability opinion may be covered by opinion delivered by Delaware Counsel.

                                                                Exhibit F



                  Opinion of Counsel to MIG


Opinion of Counsel of Paul, Weiss, Rifkind, Wharton & Garrison, Counsel to MIG, shall cover the following matters, subject to customary exceptions and limitations:


          1. MIG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. MIG has all necessary corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and the execution, delivery and performance (including consummation of the Merger) by MIG of the Merger Agreement have been duly authorized by all necessary action on the part of the Board of Directors and stockholders of MIG. The Merger Agreement has been duly executed and delivered by MIG and constitutes the legal, valid and binding obligation of MIG, enforceable against MIG in accordance with its terms.{1}

          3. The execution, delivery and performance by MIG of the Merger Agreement does not violate or result in a breach of or default under (i) any provision of its certificate of incorporation or by-laws or any law or regulation of the State of New York or the United States or any provision of the General Corporation Law of the State of Delaware,
(ii) any order, writ, injunction or decree of which we have knowledge (without independent investigation) of any court or governmental authority binding upon MIG or to which MIG is subject, or (iii) to our knowledge, any provision of any credit agreement, indenture or similar agreement to which MIG is a party or to which MIG is bound.

          4. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with
Section 1.3 of the Merger Agreement, the Merger will be effective in accordance with the terms of the Certificate of Merger.

          5. The shares of Common Stock when issued by MIG pursuant to the terms of the Merger Agreement will constitute validly issued, fully paid and non-assessable shares of stock of MIG.

**FOOTNOTES**

{1/}Enforceability opinion may be covered by opinion delivered by Delaware Counsel.